UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HAIN CELESTIAL GROUP, INC.

58 South Service Road

Melville, NY 11747

631-730-2200

October 28, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Hain Celestial Group, Inc., which will be held at the Amphitheater at 58 South Service Road, Melville, New York 11747 on Thursday, November 19, 2009, at 11:00 a.m., Eastern Time.

At our annual meeting, we will vote on the election of our directors, the adoption of an Executive Incentive Plan intended to comply with Section 162(m) of the Internal Revenue Code, the advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2009, as set forth in the summary compensation table, the amendment of our Amended and Restated 2002 Long Term Incentive and Stock Award Plan and the ratification of the appointment of our registered independent accountants. In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management of The Hain Celestial Group, Inc. and members of the Board of Directors, who will also be present.

Your vote is important. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and submit your vote by completing and returning the enclosed proxy card by mail or, if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

I hope to see you on November 19th.

Sincerely,

Irwin D. Simon President, Chief Executive Officer and Chairman of the Board

THE HAIN CELESTIAL GROUP, INC.

58 South Service Road

Melville, NY 11747

631-730-2200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The Annual Meeting of Stockholders of The Hain Celestial Group, Inc. will be held on Thursday, November 19, 2009 at 11:00 a.m., Eastern Time at the Amphitheater at 58 South Service Road, Melville, New York 11747 for the following purposes:

1.	To elect all of the director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve the adoption of an Executive Incentive Plan intended to comply with Section 162(m) of the Internal Revenue Code;

3.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2009, as set forth in the summary compensation table;

4.	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan;

5.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2010; and

6.	To transact such other business as may properly come before the meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice.

Only stockholders of record as of the close of business on October 9, 2009 are entitled to notice of, and to vote at, the annual meeting, or any adjournment thereof. A list of these stockholders will be available for inspection by any stockholder for any purpose germane to the annual meeting for a period of 10 days prior to the annual meeting at our principal executive office located at 58 South Service Road, Melville, NY 11747, and will also be available at the annual meeting.

It is expected that this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended June 30, 2009 will be mailed to stockholders of record on or about October 28, 2009.

Your vote is important. Whether or not you expect to attend the annual meeting in person, please submit your vote as soon as possible by signing and dating the enclosed proxy card and mailing it promptly in the enclosed reply envelope. As an alternative to using the paper proxy card to vote, beneficial owners of shares held in “street name,” may vote by telephone or via the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 19, 2009: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Stockholders and Proxy Statement, including Proxy Card and Annual Report to Stockholders for the fiscal year ended June 30, 2009, may be viewed at
http://hain-celestial.com/proxy.

Directions to the Annual Meeting of Stockholders

From New York City: Take the Long Island Expressway East to Exit 48 (Round Swamp Road). Proceed straight off exit and after the first traffic light our building is the second one on the right.

From Eastern Long Island: Take the Long Island Expressway West to Exit 48 (Round Swamp Road). Proceed to traffic light and make a left turn. Go under the overpass and make a left turn going East. Our building is the second one on the right.

Long Island Rail Road: Take the Ronkonkoma Branch Line to the Farmingdale Station. Take a cab to 58 South Service Road, Melville, New York.

THE HAIN CELESTIAL GROUP, INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (sometimes referred to as the (“Board”) of The Hain Celestial Group, Inc. (sometimes referred to as “we”, “us”, “our”, “the Company” or “Hain Celestial”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The annual meeting will be held on Thursday, November 19, 2009 at 11:00 a.m. Eastern Time at the Amphitheater at 58 South Service Road, Melville, New York 11747. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about October 28, 2009 to all stockholders of record entitled to vote at the annual meeting.

What are the items of business for the annual meeting?

There are five matters scheduled for a vote:

•	The election of all the director nominees specified herein to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	To approve an Executive Incentive Plan intended to comply with Section 162(m) of the Internal Revenue Code;

•	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2009, as set forth in the summary compensation table;

•	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan; and

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2010.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on October 9, 2009 will be entitled to vote at the annual meeting. On the record date, there were 41,154,881 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 9, 2009 your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 9, 2009 your shares were held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot during the meeting. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or via the Internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of October 9, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	For the election of all director nominees specified herein;

•	For the adoption of the Executive Incentive Plan intended to comply with Section 162(m) of the Internal Revenue Code;

•	For, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended June 30, 2009, as set forth in the summary compensation table;

•	For the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan; and

•	For the ratification of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 2010.

The Company does not expect that any matters other than the election of directors and other proposals described herein will be brought before the annual meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the annual meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the annual meeting.

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees at no additional cost to us in person, by telephone, or by other means of communication. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747 or by attending the annual meeting and voting in person.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other agent. Please follow the directions provided to you by your bank or broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore broker non-votes have no effect and will not be counted towards the vote total for any proposal. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For all other proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Under the rules that govern brokers who are voting with respect to shares held in “street name,” brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, ratification of executive compensation and ratification of independent public accountants. Non-routine matters include actions on stock plans and executive compensation plans.

How many votes are needed to approve each proposal?

Each director must be elected by a plurality of the votes cast, meaning a nominee will be elected if the number of votes cast “For” that director exceeds the number of votes cast “Against” that director. Abstentions and broker non-votes will have no effect.

To be approved, all other proposals must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and entitled to vote at the annual meeting. On the record date, there were 41,154,881 shares outstanding and entitled to vote. Thus, 20,577,441 shares must be represented by proxy or by stockholders present and entitled to vote at the annual meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s Quarterly Report on Form 10-Q for the second quarter of its 2010 fiscal year.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of 11 members, of which 10 will stand for reelection at the annual meeting. Mr. Heyer was not nominated for reelection. It is proposed that the 10 incumbent directors standing for reelection be elected to hold office until the next annual meeting and until their successors are elected and qualified.

The Board has nominated, and the proxies will vote to elect, unless otherwise directed, the following individuals as members of the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified: Irwin D. Simon, Barry J. Alperin, Richard C. Berke, Beth L. Bronner, Jack Futterman, Daniel R. Glickman, Marina Hahn, Roger Meltzer, Lewis D. Schiliro and Lawrence S. Zilavy. Each nominee has consented to be nominated and to serve, if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Information About the Nominees

Name	Position with the Company	Age	Director Since
Irwin D. Simon	Chairman of the Board, President and Chief Executive Officer	51	1993
Barry J. Alperin	Director	69	2004
Richard C. Berke	Director	64	2007
Beth L. Bronner	Director	58	1993
Jack Futterman	Director	76	1996
Daniel R. Glickman	Director	64	2002
Marina Hahn	Director	52	2000
Roger Meltzer	Director	58	2000
Lewis D. Schiliro	Director	60	2004
Lawrence S. Zilavy	Director	58	2002

Irwin D. Simon, President, Chief Executive Officer and Chairman of the Board

Irwin D. Simon has been our President and Chief Executive Officer and a director since our inception and is our founder. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. Previously, Mr. Simon was employed in various marketing capacities at Slim-Fast Foods Company and The Haagen-Dazs Company, a division of Grand Metropolitan, plc. Mr. Simon serves as a lead director of Jarden Corporation, an independent non-executive director of Yeo Hiap Seng Limited and as a director of several privately-held companies. Mr. Simon also participates in several industry and charitable organizations including The New York State Council on Food Policy. Mr. Simon is the past chapter chairman of YPO—Gotham Chapter, New York City.

Barry J. Alperin

Barry J. Alperin has been a director since February 2004 and is the chairperson of our Corporate Governance and Nominating Committee. Mr. Alperin, a consultant, has been a director of Henry Schein, Inc., a provider of healthcare products and services to office-based practitioners in North America and Europe, since May 1996. He served as Vice Chairman of Hasbro, Inc. from 1990 through July 1995 and as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990. He also has served, since 2004, as a director of the general partner of K’Sea Transportation Partners, LP.

Richard C. Berke

Richard C. Berke has been a director since April 2007 and is the chairperson of our Compensation Committee. Effective January 2010, Mr. Berke will retire as Vice President, Human Resources for Broadridge Financial Solutions, Inc. (“Broadridge”), formerly ADP Brokerage Services Group until its spin-off from Automatic Data Processing, Inc. (“ADP”). From January 1989 until its spin-off of Broadridge, Mr. Berke had served as Corporate Vice President of Human Resources with ADP. He held the position of President of ADP’s Benefits Services Division from January 1995 through December 1995.

Beth L. Bronner

Beth L. Bronner has been a director since November 1993. Ms. Bronner is currently a Managing Director of Mistral Equity Partners, a private equity fund. Ms. Bronner served as Senior Vice President and Chief Marketing Officer for Jim Beam Brands Worldwide, Inc., from September 2003 to July 2006. From May 2001 to September 2003, Ms. Bronner served as a private consultant and president of a private realty company. Ms. Bronner also serves as a director of Assurant, Inc. (formerly Fortis, Inc.) and Jamba, Inc.

Jack Futterman

Jack Futterman has been a director since December 1996. Mr. Futterman served as Chairman and Chief Executive Officer of Party City Stores, Inc. from June 1999 through December 1999. Mr. Futterman retired as

Chairman and Chief Executive Officer of Pathmark Stores, Inc. in March 1996. He joined Pathmark in 1973 as Vice President of its Drugstore and General Merchandise Divisions and occupied a number of positions before becoming Chairman and Chief Executive Officer. Mr. Futterman is a former Chairman of the National Association of Chain Drugstores.

Daniel R. Glickman

Daniel R. Glickman, who served as U.S. Secretary of Agriculture from March 1995 until January 2001, has been a director since July 2002. Secretary Glickman is currently Chairman and Chief Executive Officer of the Motion Picture Association of America, Inc. From August 2002 through August 2004, Secretary Glickman served as the Director of the Institute of Politics at the John F. Kennedy School of Government at Harvard University. From January 2001 to August 2002, Secretary Glickman was a partner in the public law and policy practice group of Akin, Gump, Strauss, Hauer & Feld, L.L.P. Prior to his appointment as Secretary of Agriculture, Secretary Glickman served for 18 years in the U.S. House of Representatives, where he served as a member of the House Agriculture Committee. Secretary Glickman also serves as a director of CME Holdings (Chicago Mercantile Exchange).

Marina Hahn

Marina Hahn has been a director since May 2000. Prior to that, she had served as a director of Celestial Seasonings since 1994. Currently, Ms. Hahn serves as Chief Marketing Officer of Spirits Marque One LLC, makers of SVEDKA vodka and a division of Constellation Brands, where she has worked since 2003. From 1998 to 2001, Ms. Hahn served as Executive Vice President of J. Walter Thompson Company, an advertising agency. Previously, Ms. Hahn was employed in various capacities by the William Morris Agency, Inc., Sony Electronics, Inc., Pepsi-Cola Company and DDB Needham Worldwide, Inc.

Roger Meltzer

Roger Meltzer has been a director since December 2000. In February 2007, Mr. Meltzer joined the law firm of DLA Piper LLP (US) as a partner and Global Chair of the Corporate and Finance practice, where he practices corporate law. Prior to February 2007, he was a partner and a member of the executive committee of the law firm of Cahill Gordon & Reindel LLP. DLA Piper LLP (US) currently represents us in various matters.

Lewis D. Schiliro

Lewis D. Schiliro has been a director since February 2004. In January 2009, he was appointed Delaware’s Secretary for Safety and Homeland Security. From 1975 to 2000 Mr. Schiliro was a Special Agent with the Federal Bureau of Investigation (the “FBI”). In April 2000, he retired from the FBI as the Director of the FBI’s New York Field Office. Since his retirement from the FBI, Mr. Schiliro has held positions with MBNA Bank, the Metropolitan Transportation Agency, Freeh Group International and AIG World Investigative Group. Mr. Schiliro is currently a member of the Board of Directors of the Diamond State Port Corporation. In addition, Mr. Schiliro has served as an Adjunct Professor at both Wilmington University and the University of Delaware. He is an attorney admitted to practice in both New York and Washington, D.C. as well as the Federal Courts.

Lawrence S. Zilavy

Lawrence S. Zilavy has been a director since November 2002 and is the chairperson of our Audit Committee. In September 2009, Mr. Zilavy was appointed manager of a private family office. From May 2006 until September 2009, Mr. Zilavy served as Senior Vice President of Barnes & Noble College Booksellers, Inc. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc. from May 2003 to November 2004 and was Chief Financial Officer of Barnes & Noble, Inc. from June 2002 through April 2003. Mr. Zilavy is a director of GameStop Corp., Barnes & Noble, Inc. and the non-profit Community Resource Exchange.

BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

The Board of Directors

The primary responsibility of the Board of Directors is to foster our long-term success, consistent with its fiduciary duty to our stockholders. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our direction, affairs and management.

Director Independence

A majority of the Board, consisting of Mses. Bronner and Hahn, and Messrs. Alperin, Berke, Futterman, Glickman, Heyer (who is not nominated for reelection), Schiliro, and Zilavy, are “independent directors” as defined in the listing standards of the NASDAQ Global Select Market (“NASDAQ”). Mr. Simon was determined not to be independent because he is our President and Chief Executive Officer. Mr. Meltzer was determined not to be independent because the law firm in which he is a partner acts as our regular outside counsel.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During the 2009 fiscal year, the Board held seven meetings. We expect directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the Committees on which they serve. All directors standing for reelection attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year. Eight directors standing for reelection attended our 2008 Annual Meeting of Stockholders.

Executive Sessions

Non-management directors meet in executive session at each regularly scheduled meeting of the Board of Directors without any members of management present. In addition, independent directors meet several times a year. Mr. Alperin, as chairperson of the Corporate Governance and Nominating Committee, presides over meetings of non-management directors and of independent directors.

Director Elections

All directors stand for election annually. Voting is not cumulative.

Committees of the Board

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. All committee members are independent under the listing standards of NASDAQ. The Board of Directors has adopted a written charter for each of these committees, a current copy of which is available on our website at www.hain-celestial.com under Investor Relations. The members of the committees are identified in the table below.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Irwin D. Simon	—	—	—
Barry J. Alperin	✓	—	Chair
Richard C. Berke	—	Chair	—
Beth L. Bronner	—	—	✓
Jack Futterman	✓	✓	—
Daniel R. Glickman	—	—	✓
Marina Hahn	—	—	✓
Andrew R. Heyer	✓	—	—
Roger Meltzer	—	—	—
Lewis D. Schiliro	—	✓	—
Lawrence S. Zilavy	Chair	—	—

The Audit Committee.

The Audit Committee’s principal duties include appointing, retaining and terminating our registered independent accountants, overseeing the work of and evaluating the independence of the registered independent accountants, reviewing with the registered independent accountants their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies, procedures and internal controls. The Audit Committee also functions as the “qualified legal compliance committee,” as defined under applicable Securities and Exchange Commission (“SEC”) rules and regulations.

Our Audit Committee is currently composed of Messrs. Alperin, Futterman, Heyer and Zilavy, with Mr. Zilavy acting as chairperson. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of NASDAQ, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years, and (3) is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that each of Messrs. Alperin, Futterman and Zilavy is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies.

During fiscal year 2009, our Audit Committee held nine meetings. See “Report of the Audit Committee.”

The Compensation Committee.

The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee is also responsible for, among other things, reviewing and approving annual and long-term goals and financial objectives relevant to executive officer compensation, evaluating the performance of the executive officers in light of these goals and objectives, approving the annual and long-term compensation awards for our executive officers, except to the extent that such awards are equity awards, then such awards are recommended by the Compensation Committee to the independent members of the Board for their approval, and reviewing and assessing the management succession plan for the Chief Executive Officer and other executive officers.

Our Compensation Committee is currently composed of Messrs. Berke, Futterman and Schiliro, with Mr. Berke acting as chairperson. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing standards of NASDAQ. During fiscal year 2009, the Compensation Committee held eight meetings.

The Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee’s duties include, among other things, to identify individuals qualified to serve on the Board of Directors, recommend to the Board of Directors persons to be nominated for election as directors at the annual meeting of the stockholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors, identify and recommend members of the Board of Directors to serve on each Board committee and to serve as chairman thereof, review, on an annual basis, the charters of the committees of the Board of Directors and the Company’s corporate governance guidelines and recommend any changes to the Board of Directors, oversee the evaluation by the Board of Directors of itself and its committees, and identify and recommend to the Board of Directors individuals to serve as officers of the Company.

Our Corporate Governance and Nominating Committee is currently composed of Messrs. Alperin and Glickman and Mses. Bronner and Hahn, with Mr. Alperin acting as chairperson. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of NASDAQ. During fiscal year 2009, the Corporate Governance and Nominating Committee held three meetings.

The Corporate Governance and Nominating Committee’s charter provides that the Committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our By-Laws. The Committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 58 South Service Road, Melville, NY 11747. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2010 Annual Meeting of Stockholders, must be received by us no later than June 30, 2010. The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. For more information regarding stockholder communications with our Board of Directors, see “Stockholder Proposals and Other Communications.”

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. To be considered by the Corporate Governance and Nominating Committee, a director nominee must have experience as a board member or senior officer of a company in the natural food or other related industries or have a strong financial background and be a leading participant in another field relative to our business or have achieved national prominence in a relevant field as a faculty member, professional or government official. In addition to these minimum requirements, the Corporate Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, business judgment, independence, knowledge, judgment, leadership skills, education, experience, financial literacy, standing in the community, willingness to devote adequate time to Board duties, ability to foster a diversity of backgrounds and views and ability to complement the Board of Directors’ existing strengths.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Committee may retain a search firm to identify and screen candidates, conduct reference checks, prepare biographies for review by the Committee and the Board and assist in scheduling interviews. The Committee and one or more of our other directors will interview candidates, and the Committee selects nominees that best suit our needs.

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics” as defined in the regulations of the SEC which applies to all of our directors and employees, including our principal executive officer and principal financial officer. Copies of the charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at www.hain-celestial.com or by writing to Investor Relations, The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

Compensation of Directors

Each year, our Board of Directors and the Compensation Committee of the Board review and determine compensation for our non-employee directors. The Compensation Committee and our Board believe that compensation should fairly compensate non-employee directors for work required in a company of our size and scope. Mr. Simon did not receive any compensation for his Board service.

2009 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension on Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Barry J. Alperin	$58,000	$29,513	—	—	—	—	$87,513
Richard C. Berke	$58,000	$29,513	—	—	—	—	$87,513
Beth L. Bronner	$53,000	$29,513	—	—	—	—	$82,513
Jack Futterman	$53,000	$29,513	—	—	—	—	$82,513
Daniel R. Glickman	$53,000	$29,513	—	—	—	—	$82,513
Marina Hahn	$53,000	$29,513	—	—	—	—	$82,513
Andrew R. Heyer	$53,000	$29,513	—	—	—	—	$82,513
Roger Meltzer	$53,000	$29,513	—	—	—	—	$82,513
Lewis D. Schiliro	$53,000	$29,513	—	—	—	—	$82,513
Lawrence Zilavy	$58,000	$29,513	—	—	—	—	$87,513

(1)	On March 11, 2009 the Board of Directors determined that each non-employee director will continue to receive cash compensation of $53,000 per annum. In addition, committee chairs will continue to receive additional cash compensation of $5,000 per annum for their increased responsibilities.
(2)	On March 11, 2009, the Compensation Committee recommended, and the Board of Directors approved, a grant of 3,500 shares of restricted common stock to each of the Company’s non-employee directors. These shares will vest annually over 3 years. The grant date fair value of these awards computed in accordance with SFAS No. 123(R) was $41,160. Please see Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for more information.

PROPOSAL NO. 2

APPROVAL OF OUR 2010-2014 EXECUTIVE INCENTIVE PLAN

Overview and Purpose

We have adopted The Hain Celestial Group, Inc. 2010-2014 Executive Incentive Plan (the “Plan”), subject to stockholder approval at the annual meeting, as a means of providing our executive officers with incentive compensation based on the performance of the Company in order to enhance stockholder value. The Plan is designed to ensure that the awards payable under the Plan are exempt from the $1 million deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next three most highly paid executive officers (other than the Chief Financial Officer) as listed in the proxy statement. An exception to this limitation is provided for performance-based compensation.

As required for such exemption, the Board of Directors is seeking your approval of the Plan. A copy of the Plan is attached as Annex A to this Proxy Statement and a summary of the Plan is provided below. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Plan.

Plan Summary

Eligibility. The Chief Executive Officer of the Company and each other employee of the Company who is at or above the level of Senior Vice President or who is considered a key employee and whom the Compensation Committee selects for participation is eligible to participate under the Plan. Approximately six employees are currently eligible for participation under the Plan.

Administration and Interpretation. The Compensation Committee will administer the Plan. The members of the Compensation Committee who will administer the Plan will be “outside directors” within the meaning of Section 162(m). The Compensation Committee determines the recipients and amount of awards under the Plan. The Compensation Committee also has the authority to interpret the Plan and make all determinations under the Plan.

Performance Measures. All payments under the Plan are based on the attainment of certain performance measures established by the Compensation Committee. The Plan requires that the performance measures be established within the first 90 days of the performance period to which they relate. The performance measures are one or more of the following objective criteria, on a consolidated basis, on the basis of a business unit or other geographically based unit or relative to one or more peer group companies or indices, and which can be expressed either in terms of specified levels of, rates of change or relative changes in: (a) share price; (b) earnings per share; (c) return to shareholders (including dividends); (d) return on equity; (e) revenues; (f) sales; (g) sales by category, brand, territory or geography; (h) unit growth; (i) customer growth; (j) EBITDA or EBIT; (k) operating income or operating profit; (l) net income; (m) gross margin; (n) operating margin; (o) return on capital or return on invested capital; (p) economic value added; (q) economic profit; (r) cash flows; (s) cash flow from operations; (t) market share; (u) inventory levels; (v) inventory days outstanding; (w) consumption; (x) size of line in total or by category or type; (y) consumer and strategic investments; (z) advertising, brand and product innovation; (aa) research and development; (bb) costs; (cc) managing commodity costs; (dd) capital expenditures; (ee) working capital; (ff) net fixed assets; (gg) accounts receivable; (hh) days sales outstanding; (ii) period overhead; (jj) expenses; (kk) productivity; (ll) market capitalization; (mm) customer satisfaction; (nn) pro forma net income; (oo) return on equity; (pp) return on designated assets; (qq) expenses; (rr) free cash flow; (ss) cash flow return on investment; (tt) net profit margin; (uu) cash conversion cycle; and (vv) service levels. Such criteria will be determined in accordance with generally accepted accounting principles to the extent applicable and may be adjusted to take into account one or more of the following, as determined by the Committee: (i) discontinued operations, categories, or segments; (ii) acquisitions and mergers; (iii) divestitures; (iv) cumulative effect of changes in accounting rules and methods; (v) material impairment or disposal losses; (vi) restructuring or productivity initiative costs; (vii) product recall or withdrawal; (viii) business losses from economic, political and legal changes; (ix) retained and uninsured losses from natural catastrophe; (x) extraordinary items; (xi) currency fluctuations; (xii) stock dividend, split, combination or exchange of stock; (xiii) financing activities; or (xii) other unusual or nonrecurring events.

Awards. The Plan provides for annual incentive awards covering each fiscal year of the Company and long-term incentive awards covering a period of at least two fiscal years of the Company. Within the first 90 days of the Company’s fiscal year or long-term performance period, as applicable, the Compensation Committee is required to establish the terms and conditions for the payment of awards, including the eligible participants, the performance measures (and any required adjustments), the length of the performance period and the formula for calculating the amount of the awards for each participant. The Compensation Committee may reduce, but not increase, the amount of an award in its sole discretion and to take into account any factors as the Compensation Committee deems appropriate. The amount of future payments under the Plan cannot be determined at this time, since they will be based on our future financial and operating performance.

Maximum Award. The maximum payment that can be made to any one participant under the annual award portion of the Plan is $4 million, which maximum has been established by the Board taking into account expected increases in compensation and inflation over the five-year term of the Plan. The maximum payment that may be made to a participant for each long-term performance period established by the Compensation Committee may not exceed $8 million, which maximum has been established by the Board, taking into account the same factors.

Compensation Committee Certification. After expiration of a fiscal year or long-term performance period, as applicable, the Compensation Committee will certify if the performance measures have been attained and, if so, determine the amount of the awards to be paid to each participant in accordance with the terms of the Plan.

Payment of Awards. Awards may be made in the form of cash, stock, restricted stock, stock units or other forms of stock-based awards, or any combination thereof, provided that any such stock-based awards will be issued pursuant to and be subject to the terms and conditions of the Company’s Amended and Restated 2002 Long-Term Incentive and Stock Award Plan, or any successor plan.

Annual Incentive Award. Payments of annual incentive awards will be made no later than March 15 of the calendar year following the end of the annual performance period. A participant must generally remain employed through the end of the fiscal year to receive the annual incentive award, but a participant who is involuntarily terminated without cause on or after February 1 of the fiscal year or dies, becomes permanently disabled, or retires during the fiscal year will be eligible for a prorated annual incentive award for such fiscal year, provided that the performance measures have been achieved. In the event of a change in control during the fiscal year, a participant who is involuntarily terminated by the Company without cause during the fiscal year after the change in control will be eligible for a prorated annual incentive award, provided that the performance measures have been achieved. A participant is not eligible for an annual incentive award if he or she is involuntarily terminated by the company for cause prior to payment of the annual incentive award.

Long-Term Performance Award. Payment of long-term performance awards will be made no later than March 15 of the calendar year following the end of the long-term performance period. A participant must also generally remain employed until the end of a long-term performance period in order to be entitled to a long-term incentive award, but a participant who is involuntarily terminated without cause during the second half of the performance period or dies, becomes permanently disabled, or retires during the long-term performance period will be eligible for a prorated long-term incentive award for the performance period, provided that the performance measures have been achieved. In the event of a change in control during the performance period, a participant who is involuntarily terminated by the Company without cause during the performance period after the change in control will be eligible for a prorated long-term incentive award, provided that the performance measures have been achieved. A participant is not eligible for a long-term incentive award if he or she is involuntarily terminated by the Company for cause prior to payment of the long-term incentive award.

A change in control is defined in the Plan generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•

A majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•

A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board of Directors; or

•	Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company.

However, if a participant is a party to an employment agreement or change in control agreement with the Company, “change in control” shall have the meaning set forth in such agreement.

Amendment and Termination. The Compensation Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any participant to any award that has been certified by the Compensation Committee. To the extent necessary or advisable under applicable law, including Section 162(m) of the Code, Plan amendments shall be subject to stockholder approval.

Repayment. If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a participant, such participant shall return to the Company, or forfeit if not paid, any annual incentive award or long-term incentive award arising out of the misconduct for or during such restated period.

Effective Date. If the Plan is approved at the annual meeting, it will be effective as of July 1, 2009 and shall provide for awards that may be granted through and including the 2014 fiscal year of the Company.

Federal Income Tax Consequences of the Plan

The Plan is designed to ensure that the bonuses paid thereunder to the covered executives are deductible by us for federal income tax purposes. Under present federal income tax law, participants will realize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. We will receive a deduction for the amount constituting ordinary income to the participant, provided that the Plan satisfies the requirements of Section 162(m) of the Code, which limits the deductibility of nonperformance-based compensation paid to certain corporate executives, and otherwise satisfies the requirements for deductibility under federal income tax law.

New Plan Benefits

We have adopted a two year performance-based program under the Plan. Under this long-term incentive award program, the maximum award that can be earned by Mr. Simon is three times his base salary, and each of the other executive officers may earn up to two times their base salary, if we achieve certain operating income goals over the 2010-2011 fiscal years. This maximum bonus may be reduced by the Compensation Committee based on such factors as they may determine in their discretion. The actual amount of future award payments under the Plan is not presently determinable because such amounts are dependent on the future attainment of the performance goals and subject to the discretion of the Compensation Committee. Assuming, however, that these performance goals are achieved and the Compensation Committee does not exercise its discretion to reduce the bonuses, the maximum award the participants could receive is as follows:

Name and Position	Maximum Dollar Value ($)
Irwin D. Simon President, Chief Executive Officer and Chairman of the Board	$4,200,000

Ira J. Lamel Executive Vice President and Chief Financial Officer	$1,080,000

John Carroll Executive Vice President and Chief Executive Officer – Hain Celestial United States	$1,050,000

Michael J. Speiller Vice President and Chief Accounting Officer	$600,000

Mary Celeste Anthes Senior Vice President—Corporate Relations	$500,000

Executive Group	$7,430,000

Non-Executive Director Group[1]	$0

Non-Executive Officer Employee Group[2]	—

[1]	Not eligible to participate in the Plan
[2]	Non-Executive Officer Employee Group participants have not yet been approved by the Compensation Committee.

Vote Required and Board of Directors’ Recommendation

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 2 in person or by proxy and entitled to vote at the stockholder meeting. In the event the stockholders fail to approve the Plan, the Plan and all awards under the Plan shall be null and void.

The Board of Directors believes that approval of the Plan is in our best interest, as well as the best interest of our stockholders and employees, because it provides for the granting of incentive compensation based on the performance of the Company which will enhance stockholder value while ensuring that the awards payable under the Plan are exempt from the $1 million deduction limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE HAIN CELESTIAL GROUP, INC. 2010-2014 EXECUTIVE INCENTIVE PLAN.

PROPOSAL NO. 3

ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED

EXECUTIVE OFFICERS

General

We believe that both the Company and stockholders benefit from responsive corporate governance policies. Recognizing the interest our stockholders have expressed in an advisory vote on the compensation of our named executive officers (“NEOs”), the Company has amended its Corporate Governance Guidelines to submit the compensation of our NEOs to our stockholders for a non-binding, advisory vote on an annual basis.

We believe that our compensation policies and procedures align with the long-term interests of our stockholders. The Company’s compensation program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build stockholder value. The Compensation Committee acts diligently to provide compensation opportunities that are competitive and that emphasize performance with a long-term perspective. We believe that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following advisory resolution:

Resolved, that the stockholders ratify the compensation of the Company’s named executive officers set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis).

Because your vote is advisory, it will not be binding on our Company or our Board of Directors. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, “FOR” THIS PROPOSAL.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT OF OUR AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

General

We are asking our stockholders to approve the amendment of our Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”) to:

•	increase the maximum number of shares authorized for issuance under the 2002 Plan by 2,100,000 shares, to a total of 8,550,000 shares;

•

reflect that the independent members of the Board of Directors have the authority to grant awards under the 2002 Plan, except that the Compensation Committee shall have the authority to approve new hire grants on a quarterly basis;

•	revise the menu of performance measures to conform to the Executive Incentive Plan;

•	include a clawback provision with respect to accounting restatements included in the Company’s filings on Forms 10-K and 10-Q caused by the misconduct of a plan participant; and

•	allow for gifts of non-qualified stock options to family members of a plan participant.

As of June 30, 2009 there were 555,640 shares remaining available for issuance under the 2002 Plan.

The 2002 Plan, as amended, was approved by our stockholders at our Annual Meeting of Stockholders held on March 11, 2009. Currently, there are an aggregate of 6,450,000 shares of common stock authorized for issuance under the existing 2002 Plan, of which, as of June 30, 2009, only 555,640 shares were available for grant. Under the amendment to the 2002 Plan, the number of shares authorized for grant would be increased by 2,100,000 to 8,550,000, thereby increasing the 555,640 shares currently available for grant to 2,655,640. As of June 30, 2009, options to purchase an aggregate of 2,705,863 shares and 454,878 unvested restricted shares and restricted stock units were outstanding under the 2002 Plan.

The 2002 Plan is designed to attract, retain and motivate qualified employees in order to achieve our long-term growth and profitability objectives, provide competitive levels of remuneration, recognize individual initiatives and achievements, link compensation to corporate performance and align the interests of our employees with the interests of our stockholders. The grants under the 2002 are designed to promote the convergence of long-term interests between our key employees and our stockholders.

Our Board of Directors believes that increasing the number of shares issuable under the 2002 Plan is necessary to allow us to continue to utilize equity-based compensation awards to retain and attract the services of key individuals essential to our growth and success. Our employees are our most valuable asset and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. Our Board of Directors believes that such equity incentives are necessary for us to remain competitive with regard to retaining and attracting qualified individuals. Additionally, the 2002 Plan enables participants to share in our future success. In furtherance of these objectives, the Board of Directors unanimously adopted the amendment described above on September 22, 2009, subject to approval by the stockholders at the annual meeting.

The Company has registered with the SEC on a Form S-8 Registration Statement the shares of common stock currently issuable under the 2002 Plan.

If this proposal is approved by our stockholders, the Board of Directors intends to cause the additional shares of common stock that will become available for issuance under the 2002 Plan to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company’s expense prior to the issuance of any such additional shares.

Overview

The 2002 Plan provides for the grant to eligible employees, consultants and directors of stock options, SARs, restricted shares, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards (the “Awards”). Each share subject to an Award (other than a stock option or SAR) granted is deemed to equal 2.4 shares. Awards may be granted alone or in tandem with any other Award.

Summary of the 2002 Plan

The following is a summary of the material terms of the 2002 Plan, after giving effect to the proposed amendments. This summary does not purport to be a complete description of the 2002 Plan and is qualified in its entirety by reference to the full text of the 2002 Plan after giving effect to the proposed amendments, a copy of which is attached as Annex B to this proxy statement.

Purpose

The 2002 Plan is intended to advance the interests of the Company and our stockholders by providing a means to attract, retain, and motivate employees, consultants and directors, upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

Grants of Awards

The Compensation Committee currently has authority to grant Awards under the 2002 Plan. The proposed amendments provide that grants of Awards will be made by those directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code, provided that the Compensation Committee or such other committee designated by the Board (the “Committee”) shall have the authority to grant Awards on a quarterly basis to new hires. As used in this description, the term “Granting Authority” means such members of the Board or, with respect to quarterly grants, the Committee. The Granting Authority determines which eligible employees, consultants and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Granting Authority has the authority to waive conditions relating to an Award or accelerate vesting of Awards.

The Granting Authority is permitted to delegate to officers or other directors of The Hain Celestial Group, Inc. the authority to perform administrative functions for the 2002 Plan and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Granting Authority may determine to the extent permitted under Rule 16b-3 of the Exchange Act and applicable law.

If an Award is intended to be qualified as performance-based compensation under Section 162(m) of the Code, the Granting Authority may not increase the amount of compensation payable if it would disqualify the Award under Section 162(m) of the Code.

Subject to the foregoing, the Committee generally has the authority to administer the 2002 Plan.

Shares Subject to the 2002 Plan.

The aggregate number of shares of our common stock that are reserved for issuance in connection with Awards under the 2002 Plan is 6,450,000. Each Share subject to an Award (other than an Option or SAR) counts as 2.4 Shares for the purposes of the limit set forth in the preceding sentence. As of June 30, 2009, options to purchase an additional 2,705,863 shares and unvested restricted shares and restricted stock units in the amount of 454,878 were granted under the 2002 Plan and remain outstanding. As of June 30, 2009, a total of 555,640 shares remain available for future grant under the 2002 Plan. The amendments would increase the authorized number of shares by 2,100,000. As of June 30, 2009, options outstanding under the 2002 Plan have per share exercise prices ranging from $11.76 to $30.35, or a weighted average per share of $17.86.

If an Award is forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the participant, the shares subject to the Award are returned to the available pool of shares reserved for issuance under the 2002 Plan.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2002 Plan, the Granting Authority may grant incentive stock options (“ISOs”) (which entitle employees to more favorable tax treatment) and/or nonqualified stock options.

The Granting Authority is authorized to set the terms relating to a stock option, including exercise price, which shall not be less than the fair market value on the date of grant, and the time and method of exercise. The term of an Option shall not exceed seven years from the date of grant. ISOs may only be granted to employees of The Hain Celestial Group, Inc. or its subsidiaries. Once granted, the exercise price of a stock option may not be repriced without stockholder approval. Further, once granted, a stock option may not be exchanged (except in the case of a corporate transaction or event that is subject to the anti-dilution provisions of the 2002 Plan), as such an exchange would be considered to be a repricing and would therefore require stockholder approval.

Stock Appreciation Rights

A Stock Appreciation Right (a “SAR”) generally entitles the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares over the exercise price of the SAR set by the Granting Authority as of the date of grant, which shall not be less than fair market value. Payment with respect to SARs may be made in cash or shares of common stock as determined by the Committee.

Restricted Stock and Restricted Stock Units

Awards of restricted shares are subject to such restrictions on transferability and other restrictions, if any, as the Granting Authority may impose. Such restrictions will lapse under circumstances as the Granting Authority may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit entitles the holder thereof to receive shares of common stock or cash at the end of a specified deferral period. Restricted share units also are subject to such restrictions as the Granting Authority may impose. Such restrictions will lapse under circumstances as the Granting Authority may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of employment during any applicable deferral or restriction period.

Performance Shares and Performance Units

Performance shares and performance units provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Granting Authority over specified performance periods. Except as otherwise determined by the Committee, performance shares and performance units will be forfeited upon termination of service during any applicable performance period. Prior to payment of performance shares or performance units, the Granting Authority will certify that the performance objectives were satisfied. Performance objectives may vary from person to person and will be based upon one or more performance criteria as the Granting Authority may deem appropriate from a list of performance measures that are set forth in the amendments and which are described under “Proposal No. 2 – Approval of our 2010-2014 Executive Incentive Plan—Plan Summary—Performance Measures.” The Granting Authority may revise performance objectives if significant events occur during the performance period which the Granting Authority expects to have a substantial effect on such objectives.

Dividend Equivalents

Dividend equivalents granted under the 2002 Plan entitle the holder thereof to receive cash, shares of common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis. The Granting Authority is also authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated in, valued in, or otherwise based on, shares of common stock, as deemed by the Granting Authority to be consistent with the purposes of the 2002 Plan.

Repayment

The proposed amendments provide that if the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a participant, such participant shall return to the Company, or forfeit if not paid, any Award arising out of the misconduct.

Nontransferability

Awards (except for vested shares) will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative. The amendments provide that a nonqualified stock option may be transferred by gift to a family member of the participant or a trust or other entity for their benefit.

Capital Structure Changes

If the Granting Authority determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the 2002 Plan, then the Granting Authority shall make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the 2002 Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination

The 2002 Plan may be amended, suspended or terminated by our Board of Directors at any time, in whole or in part. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the participant or the permitted transferee of the Award.

Effective Date and Term

The 2002 Plan is effective as of December 1, 2005. Unless earlier terminated, the 2002 Plan will terminate as to future awards on December 1, 2015.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2002 Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Stock Options

In general, the grant of a stock option will not be a taxable event to the recipient and it will not result in a deduction to us. The tax consequences associated with the exercise of a stock option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the stock option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. We will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to us, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the 2002 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option.

If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and we will generally be able to claim a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain to the participant will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held. Where shares of common stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of common stock have been held.

If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Stock

A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they “vest” (i.e., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable). The amount of ordinary income so recognized will generally be the fair market value of the common stock at the time the shares vest, less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by us. Dividends paid with respect to common stock that is nonvested will be ordinary compensation income to the participant (and generally deductible by us). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and we will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to us. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the 2002 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2002 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to us.

Payment of Withholding Taxes

We may withhold, or require a participant to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with Awards under the 2002 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, certain compensation otherwise deductible in connection with Awards granted under the 2002 Plan) by a public company to a “covered employee” (i.e., the chief executive officer and any of the three other most highly compensated executive officers except for the chief financial officer) to no more than $1 million. Amounts payable upon exercise of stock options and SARs, which were granted at an exercise price of not less than fair market value at their date of grant, as well as amounts payable solely upon satisfaction of performance objectives specified in the Plan and selected by the Granting Authority, are generally exempt from the $1 million deduction limitation of Section 162(m). See “Proposal No. 2—Approval of our 2010-2014 Executive Incentive Plan—Overview and Purpose.”

New Plan Benefits

The amount of benefits payable in the future under the 2002 Plan is not currently determinable.

Recommendation of the Board of Directors

The Board of Directors believes that approval of the amendment of the 2002 Plan is in our best interest, as well as the best interest of our stockholders and employees, because the granting of stock options and other Awards promotes the convergence of long-term interests between our key employees and our stockholders, as the value of options and other Awards granted will increase or decrease with the value of our common stock. In addition, the ability to grant stock options and other Awards will assist us in continuing to attract and retain the services of outstanding management and will enable us to use this type of long-term incentive compensation at levels commensurate with our peers while conserving our cash resources. The Board of Directors unanimously approved the amendment of the 2002 Plan. In the event the stockholders fail to approve the amendment to the 2002 Plan, the 2002 Plan will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the plan or any of the other amendments set forth above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR AMENDED AND RESTATED 2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF REGISTERED

INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2010 and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our annual meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

Vote Required and Board of Directors’ Recommendation

Approval of this Proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 5 in person or by proxy and entitled to vote at the stockholder meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR REGISTERED INDEPENDENT ACCOUNTANTS FOR OUR FISCAL YEAR ENDING JUNE 30, 2010.

Fees Billed to the Company by Ernst & Young LLP

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2009 and June 30, 2008.

Audit and Non-Audit Fees

	2009	2008
Audit Fees (1)	$1,984,620	$3,092,388
Audit Related Fees (2)	$458,275	$530,994
Tax Fees (3)	$334,554	$58,669
All Other Fees (4)	$5,263	—

(1)	Reflects the aggregate fees billed for each of the 2009 and 2008 fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. The aggregate fees reflected in the 2008 fiscal year includes fees incurred in connection with our restatement.
(2)	Reflects the aggregate fees billed by Ernst & Young LLP in each of the 2009 and 2008 fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the immediately preceding paragraph. The services comprising the fees disclosed under this category were related to due diligence in connection with acquisitions and accounting consultations.
(3)	Reflects the aggregate fees billed in each of the 2009 and 2008 fiscal years for professional services rendered by Ernst & Young LLP for tax advice and tax planning.
(4)	Reflects the aggregate fees billed by Ernst & Young LLP for fiscal year 2009 for an online subscription for accounting research and certain advisory services relating to compliance with foreign labor regulations. For fiscal year 2008, there were no fees billed by Ernst & Young LLP for services except as already described above.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young’s independence and has determined that it is.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated pre-approval authority to its chairman, who must report any decisions to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to oversee, on behalf of the Board of Directors, the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s registered independent accountants, the performance of the Company’s internal controls and procedures, and the Company’s compliance with legal and regulatory requirements. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. The Audit Committee also functions as the Company’s “Qualified Legal Compliance Committee,” as defined under applicable SEC rules and regulations.

The Audit Committee is composed of four directors, each of whom has been determined by the Board of Directors to (1) be “independent” as defined by applicable SEC rules and the listing standards of NASDAQ, (2) have not participated in the preparation of the Company’s financial statements or those of any of its current subsidiaries at any time during the past three years, and (3) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. In addition, the Board has determined that each of Messrs. Alperin, Futterman and Zilavy is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, which is reviewed and reassessed by the Audit Committee on an annual basis. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s Annual Report on Form 10-K filed with the SEC.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s registered independent accountants. During fiscal year 2009, audit and audit related fees consisted of annual financial statement and quarterly financial statement review, services reasonably related to the performance of the Company’s audit or review of financial statements and due diligence in connection with acquisitions. Non-audit related services approved by the Audit Committee consisted of primarily tax advice and tax planning services.

In its oversight role, the Audit Committee meets with management regularly to discuss the Company’s financial accounting and reporting process, its system of internal controls and the external audit process. The Audit Committee also meets privately with the Company’s registered independent accountants, who have unrestricted access to the Audit Committee.

The Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2009. Discussions about the Company’s audited financial statements included its registered independent accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61, as amended”) and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.	The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2009 with the Company’s management.

2.	The Audit Committee has discussed with the registered independent accountants the matters required to be discussed by SAS 61, as amended.

3.	The Audit Committee has received from the registered independent accountants the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accoutant’s communications with the audit committee concerning independence, and the Audit Committee has discussed with the registered independent accountants their independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission.

Lawrence S. Zilavy, Chairperson

Barry J. Alperin

Jack Futterman

Andrew R. Heyer

MANAGEMENT

Executive Officers

The following information describes the background and business experience of our executive officers other than Mr. Simon.

Ira J. Lamel, Executive Vice President and Chief Financial Officer, Age 62

Mr. Lamel was appointed Executive Vice President, Chief Financial Officer and Treasurer on October 1, 2001, and served as Corporate Secretary from January 2003 until April 2009 and served as Treasurer until July 2009. Prior to his appointment, Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 to September 2001. Ernst & Young LLP serves as our registered independent accountants, and Mr. Lamel was responsible for all services provided to us, including the audits of our financial statements, from fiscal 1994 through fiscal 2000.

John Carroll, Executive Vice President and Chief Executive Officer – Hain Celestial United States, Age 49

Mr. Carroll was appointed Chief Executive Officer – Hain Celestial United States in May, 2008. He assumed the positions of Executive Vice President – Melville Business on February 10, 2004, President of Grocery and Frozen on July 1, 2004, President of Grocery and Snacks on September 12, 2005 and President of Personal Care on August 22, 2006. Prior to his employment with the Company, from April 2003 through July 2003, Mr. Carroll served as a consultant to the Company, providing due diligence services with respect to potential acquisitions. Prior to his consulting, Mr. Carroll was Managing Director, Heinz Frozen Foods at the H. J. Heinz Company, where he served in positions of increasing responsibility from 1995 until 2003.

Mary Celeste Anthes, Senior Vice President – Corporate Relations, Age 50

Ms. Anthes was appointed Senior Vice President – Corporate Relations effective July 1, 2009 managing Investor Relations and Human Resources and had served as Vice President – Corporate Relations effective December 2008. She commenced her employment with the Company in September 2004 as Vice President – Investor Relations. In July 2005, Ms. Anthes was appointed Acting Vice President – Human Resources through December 2006 in addition to her responsibilities in Investor Relations. Prior to her employment with the Company, she served as the Administrative Partner managing human resources, office administration and regulatory compliance for Crystal Asset Management Group, Ltd. and its successor, Maxima Group, LLC, firms which she co-founded. Previously Ms. Anthes was employed in various capacities of increasing responsibility at Drexel Burnham Lambert Incorporated from 1980 to 1990.

Michael J. Speiller, Vice President and Chief Accounting Officer, Age 55

Mr. Speiller was appointed Vice President and Chief Accounting Officer on April 1, 2008. He commenced his employment with the Company in October 2006 as Vice President – Finance. Prior to his employment with the Company, Mr. Speiller served as Vice President and Controller of Systemax Inc. since 1998. Mr. Speiller is a Certified Public Accountant in New York.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee is responsible for approving the compensation program design for all components of executive officer total compensation. The Compensation Committee regularly reviews our compensation practices, including the methodologies for setting executive officer total compensation, and exercises its independent judgment when establishing compensation policies and rewarding individual performance.

Compensation Philosophy

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual cash incentives, long-term incentives and other compensation, including severance and change in control agreements.

We believe that a significant portion of our compensation should be dependent on the continued growth and success of our Company so that our NEOs have even stronger motivation to work towards the long-term interests of our stockholders. As a result, we continuously work to focus our NEO compensation on equity and cash compensation that is contingent on the attainment of Company and individual goals.

Objectives of Our Compensation Program

The primary objectives of our executive compensation program are to:

•	Attract, retain and incentivize qualified executives who will provide strong, competitive leadership in the natural and organic products industry;

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives; and

•	Align the interests of our executives with the interests of our stockholders.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate to their position, experience and responsibilities;

•

Annual performance-based cash awards are designed to focus our executives on pre-set objectives each year and drive specific performance needed to foster short-term and long-term growth and profitability;

•	Long-term incentives are designed to align our executives’ interests with those of our stockholders; and

•

Severance and change-in-control plans are designed to mitigate the distraction of our key executives when faced with a potential change in control or other possible termination situation and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

For each NEO, the Compensation Committee determines each component of compensation based on their collective assessment of the officer’s performance. At the Compensation Committee’s request, our CEO discusses the performance of the other NEOs, but the other NEOs do not have any input into executive compensation decisions. The Compensation Committee gives considerable weight to the CEO’s evaluation of the other NEOs because of his direct knowledge of each officer’s performance and contributions.

Compensation Consultant and Benchmarking

During fiscal year 2008, our Compensation Committee first engaged Towers Perrin to be its external advisor, reporting only to the Compensation Committee, to review the competitiveness of our overall compensation program and to provide guidance with respect to any modifications to the programs. In order to examine the competitiveness of our overall compensation program, Towers Perrin compared the total direct compensation, which consists of base salary, incentive cash compensation and equity compensation, but does not include benefits and perquisites, of our NEOs during fiscal year 2007 to published survey data of comparable companies in the food and beverage industry and in general industry taken from the Towers Perrin CDB Executive Compensation Survey (2007). The process for choosing the companies used in the Towers Perrin analysis report was based on the following screening criteria: revenues, total assets, market capitalization, comparability to our business and whether they are in the branded food and beverage business. The resulting companies were as follows:

• B&G Foods, Inc.	• McCormick & Co. Inc.
• Corn Products International Inc.	• Ralcorp Holdings Inc.
• Flowers Foods Inc.	• Reddy Ice Holdings Inc.
• Green Mountain Coffee Roasters, Inc.	• Seneca Foods Corp.
• Hansen Natural Corp.	• Smucker JM Co.
• Imperial Sugar Co.	• Tootsie Roll Industries Inc.
• J&J Snack Foods Corp.	• Treehouse Foods, Inc.
• Lance Inc.	• United Natural Foods Inc.

In addition to the above companies in the food and beverage industry, the Committee also instructed Towers Perrin to provide similar comparative information regarding companies in the general industry in the $1 billion to $5 billion revenue range.

The Compensation Committee reviewed the Towers Perrin report for the purpose of confirming that our compensation practices are generally in line with companies who compete with us for executive talent in both the food and beverage industry and general industry. The Committee did not set our executive compensation levels with reference to any particular percentile of our peer group compensation or the companies in the $1 billion to $5 billion revenue range in the general industry category, or with an eye towards “matching” any particular element or mix of elements. However, when both sets of data were compared, the Committee believed that the Company’s levels of executive pay were competitive. The Compensation Committee intends to work with Towers Perrin to update this information during fiscal year 2010.

Total Annual Compensation

Base Salary

The base salary component of our compensation program is intended to attract and retain top executive talent by fairly compensating our NEOs according to their job responsibilities and professional experience. The salary ranges for each of our executive positions are based on appropriate external comparisons discussed above and internal responsibilities.

Our CEO founded our Company in 1993. He was then, and continues to this day, to be a prominent visionary and leader in the natural and organic products industry. He brings a creative vision to his position, as well as relationships with customers and suppliers, not easily found elsewhere in the natural and organic products industry. We believe that our CEO’s salary is appropriate given his leadership position and in view of his years of dedication to the Company during which he has made, and continues to make, significant contributions to the Company’s growth and success.

Base salaries for our NEOs are reviewed annually and are subject to annual adjustments at the discretion of the Compensation Committee. In reviewing base salaries, the Compensation Committee considers, among other matters, each NEO’s:

•	past performance,

•	scope and nature of responsibilities,

•	experience,

•	expected future contributions,

•	base salary in comparison to our other employees (including the relationship of the salaries of our CEO and the other NEOs), and

•	achievement of corporate and individual performance goals.

For fiscal year 2009, the Compensation Committee did not recommend any salary increases for the NEOs in light of the economic environment. For fiscal 2010, the Compensation Committee approved the following salaries for the NEOs: $1,400,000 for Mr. Simon; $540,000 for Mr. Lamel; $525,000 for Mr. Carroll; $300,000 for Mr. Speiller and $250,000 for Ms. Anthes.

Annual Cash Incentives

Our annual cash incentive compensation program is designed to motivate our executive officers to achieve annual financial and operational performance based upon our financial, strategic direction and leadership performance objectives. In fiscal year 2009, the annual cash incentive targets for Messrs. Simon, Lamel and Carroll were set at 100% of annual base salary for target performance and 50% of annual base salary for threshold performance, subject, in each case, to the Compensation Committee’s discretion as described below. Messrs. Lamel and Carroll were eligible for annual cash incentive payments of up to 100% of their respective annual base salary and Mr. Simon was eligible for up to a maximum of 200% of his annual base salary for performance that exceeded target. Mr. Speiller’s annual cash incentive target was set at 50% of his annual base salary for target performance. Ms. Anthes did not participate in this program because she was not appointed an executive officer until the end of the second quarter of fiscal year 2009.

Performance Measures

Overview

For fiscal year 2009, the Compensation Committee adopted ten performance measures for Messrs. Simon and Speiller, twelve performance measures for Mr. Lamel and thirteen performance measures for Mr. Carroll. For Messrs. Simon and Carroll, these performance measures were grouped into three categories, Financial, Strategic Direction and Leadership and for Messrs. Lamel and Speiller, two categories, Financial and Operating Measures. These performance measures guide the Compensation Committee in assessing each executive’s performance and determining individual annual cash incentive payments. The weightings assigned by the Compensation Committee to the particular categories of performance measures for fiscal year 2009 were as follows:

Mr. Simon:

•	Financial – 70% of target award in the aggregate

•	Strategic Direction – 17.5% of target award in the aggregate

•	Leadership – 12.5% of target award in the aggregate

Mr. Carroll:

•	Financial – 50% of target award in the aggregate

•	Strategic Direction – 35% of target award in the aggregate

•	Leadership – 15% of target award in the aggregate

Mr. Lamel:

•	Financial – 40% of target award in the aggregate

•	Operating – 60% of target award in the aggregate

Mr. Speiller:

•	Financial – 20% of target award in the aggregate

•	Operating – 80% of target award in the aggregate

These weightings represented the Compensation Committee’s general view of the relative importance of the performance measures with respect to each NEO at the time the performance measures were adopted. No one performance measure was considered to be material in determining annual cash incentive payments. The performance measures are set annually by the Compensation Committee and are intended to be difficult but realistic, given our expectations about our performance for the year.

While the performance measures form a framework for awarding incentive payments, the Compensation Committee retains complete discretion over the final amount of the annual cash incentive payment, and has authority to award no payments even if the targets for all performance measures are met, to award some payment for performance below the threshold performance level, and to award additional amounts for above target performance. However, the Compensation Committee does not have authority to grant awards in excess of the maximum annual cash incentive payment described above for which each executive is eligible. In making its payment determination, the Compensation Committee may consider a variety of factors, including achievement of the performance measures set by the Compensation Committee, each NEO’s individual contributions to the achievement of the performance measures and to the overall performance of the Company, and the performance of each NEO relative to the other NEOs. In making its assessment, the Compensation Committee may exercise its discretion with respect to the factors listed above as well as their relative importance to arrive at an initial award determination for each executive based on the totality of the information considered, including Mr. Simon’s evaluation of each other NEO. The Compensation Committee may also consider external factors, such as the overall economic environment.

Financial Measures

The following are the financial measures and actual results that the Compensation Committee considered for Mr. Simon for fiscal year 2009:

Financial Measure	50% of Target Award	Target	200% of Target Award	Actual
Revenue (FY09 vs. FY08)	+4%	+ 13-23%	+32%	+7.5%
Diluted Earnings Per Share – adjusted (1) (FY09 vs. FY08)	Maintain Flat	+10-15%	+18%	-11.4%
Gross Margin – adjusted (1) (FY09 vs. FY08)	Maintain Gross Margin flat	+25 basis points	+50 basis points	-323 basis points
EBITDA – adjusted (1) (FY09 vs. FY08)	+10%	+15%	+20%	-9.8%
Deliver a Plan for the next fiscal year (FY10) with revenue and earnings per share improvements as indicated vs. FY09 results	Revenue: +5.0% EPS: +5.0%	Revenue: +7.5% EPS: +7.5%	Revenue: +10.0% EPS: +10.0%	Revenue: +4-6% EPS: +20-29%

Mr. Lamel’s financial measures were identical to those approved by the Compensation Committee for Mr. Simon, except Mr. Lamel did not have a revenue financial measure. The financial measures for Mr. Carroll were proposed by Mr. Simon and approved by the Compensation Committee. Mr. Carroll’s financial measures related to revenue, operating income, gross margin and the FY10 plan with respect to the reporting units he manages, and the Company’s earnings per share. The financial measures for Mr. Speiller were EBITDA and the Company’s earnings per share.

The revenue measure was designed to reflect our objective of developing new products and markets, growing top-line revenue and expanding our market share in existing markets. The EPS measure was designed to serve as an indicator of the Company’s profitability. The gross margin measures were designed to reflect the Company’s sales, manufacturing and distribution efficiency. The FY10 Plan measures were designed to provide an incentive for year over year performance growth. To ensure that we efficiently develop and expand our markets, the EBITDA measure was intended to motivate Messrs. Simon, Lamel and Speiller to manage our costs and take into account the appropriate level of expenses expected with our growth. Since Mr. Carroll was only responsible for certain reporting units, he was subject to the operating income measure rather than the EBITDA measure.

Non-Financial Measures

The non-financial performance measures provide recognition for contributions made to the overall performance of the Company and were intended to capture how the executive officer performed in areas that were not quantified in the financial measures metrics.

(1)	The “adjusted” financial measures referred to in the “Financial Measures” section are not defined under U.S. generally accepted accounting principles (“GAAP”) and are not deemed alternatives to measure performance under GAAP. As explained in this section, the annual incentive plan is based in part on certain financial goals, which may be adjusted from the GAAP results by the Compensation Committee at its discretion. We have presented certain information regarding these adjusted results solely to indicate the inputs to the annual incentive plan, as considered by the Compensation Committee. The adjusted results considered by the Compensation Committee are those which were presented by the Company in its earnings press release for the 2009 fiscal year.

Strategic Direction and Leadership Measures

As with the financial measures, the Compensation Committee adopted separate strategic direction and leadership measures for Messrs. Simon and Carroll. The three strategic direction measures for Mr. Simon related to expanding the Company’s product lines into new categories, acquiring new brands that complement the Company’s existing product mix, and developing plans for certain business consolidation initiatives. The leadership measures for Mr. Simon related to supplementing the executive management team, including the establishment of an internal audit function, and succession planning. The six strategic direction measures for Mr. Carroll related to increasing Celestial Seasonings consumer consumption, executing the personal care SKU rationalization integrating the operations of any newly acquired company, consolidation of certain functions within the Company’s existing operations and developing plans to ensure future supply of products. For Mr. Carroll, the leadership measures related to succession planning and improving the management team of the reporting units he managed.

Operating Measures

The Compensation Committee adopted separate operating measures for Messrs. Lamel and Speiller. The eight operating measures for Mr. Lamel related to managing the Company’s costs including reducing the corporate tax rate, capital expenditures, auditor and legal fees, insurance rates and the amount of debt under the Company’s credit facility, improving cash management, effectively managing other cost reducing initiatives and Sarbanes-Oxley compliance. The seven operating measures for Mr. Speiller included reducing the corporate tax rate, auditor and legal fees and other administrative costs and taxes, completing all acquisition and intangible asset valuations within a timely manner, establishing a cash flow projection model, developing and implementing standard reporting for the Company’s divisions and Sarbanes-Oxley compliance.

Fiscal 2009 Cash Incentive Determinations

In making its initial determination of the annual cash incentive payment for each NEO, the Compensation Committee first considered a variety of factors in evaluating each NEO’s performance, including:

•	achievement of the performance measures set by the Committee (as described in the following paragraphs),

•	each NEO’s individual contributions to the achievement of the performance measures and to the overall performance of the Company, and

•	the performance of each NEO relative to the other NEOs.

In making its assessment, the Committee exercised its discretion with respect to the factors listed above as well as their relative importance to arrive at an award determination for each executive based on the totality of the information considered, including Mr. Simon’s evaluation of each other NEO. Although the weightings ascribed to the performance measures were used as a guide in the decision making process, the ultimate incentive payment awards did not strictly follow the weightings that had been previously established; rather, they were considered in combination with the Compensation Committee exercising its discretion based on the totality of the information considered.

Mr. Simon

In assessing whether Mr. Simon satisfied his financial measures, the Compensation Committee noted that the Company exceeded the performance indicated for Mr. Simon to receive at least 50% of target award for both revenue and delivering a balanced plan for fiscal year 2010. Although the Company did not exceed the performance indicated for Mr. Simon to receive 50% of target award for his other financial measures, the Compensation Committee considered the Company’s financial performance in the context of the overall economic environment and determined that Mr. Simon made important contributions to the Company’s financial performance in spite of such environment. The Compensation Committee also reviewed the strategic direction performance measures for Mr. Simon and noted that the Company had successfully expanded into a new strategic category by entering into a license agreement for its Martha Stewart branded household cleaning products and had aggressively implemented certain consolidation and productivity measures. The Compensation Committee also took into account that Mr. Simon had worked with the Compensation Committee to evaluate the strength of the management team, taken steps to add additional strength to the executive team and made organizational changes that enhanced the development of the existing team.

Mr. Carroll

The Compensation Committee reviewed whether Mr. Carroll had been able to satisfy each of the financial measures attributed to him and observed that, except for earnings per share, Mr. Carroll’s reporting units exceeded the performance indicated for Mr. Carroll to receive at least 50% of target award. With respect to the strategic direction measures, the Compensation Committee recognized that Mr. Carroll had successfully implemented measures to create margin improvement and drive top line sales growth, increased Celestial Seasonings consumption, aggressively consolidated operations, and that he implemented measures that were expected to secure supply of products to the Company. The Compensation Committee also observed that Mr. Carroll had upgraded management positions for the units he manages and had established a succession plan for certain significant functions within the businesses he manages.

Mr. Lamel

In assessing whether Mr. Lamel satisfied his financial measures, the Compensation Committee noted that the Company exceeded the performance indicated for Mr. Lamel to receive 50% of target for delivering a balanced plan for fiscal year 2010. Although the Company did not exceed the performance indicated for Mr. Lamel to receive 50% of target award for his other financial measures, similar to Mr. Simon, the Compensation Committee considered the Company’s financial performance in the context of the overall economic environment and determined that Mr. Lamel made important contributions to the Company’s financial performance in spite of such environment. In assessing whether Mr. Lamel had been able to satisfy each of the operating measures attributed to him, the Committee noted that Mr. Lamel had achieved at least target performance for all such measures, except for reducing corporate debt and reducing legal fees. In particular they noted that Mr. Lamel had significantly reduced the corporate tax rate, achieved certain improvements in the Company’s cash conversion cycle, oversaw Sarbanes Oxley compliance and reduced insurance rates and auditor fees.

Mr. Speiller

In assessing whether Mr. Speiller satisfied his financial measures, the Compensation Committee noted that, although the Company did not exceed the performance indicated for Mr. Speiller to receive 50% of target award for his financial measures, the Compensation Committee considered the Company’s financial performance in the context of the overall economic environment and determined that Mr. Speiller made important contributions to the Company’s financial performance in spite of such environment. The Compensation Committee reviewed Mr. Speiller’s performance against his previously determined operating measures and noted that Mr. Speiller achieved at least target performance for all such measures. In particular they noted that Mr. Speiller had significantly reduced the corporate tax rate, completed all purchase accounting valuations in a timely manner, established a regular cash flow projection model for the Company, assisted in reducing auditor fees, and developed and implemented standard reporting for the Company’s divisions.

The following table shows the target awards and the awards as determined by the Compensation Committee and the percentage of the target payment represented by the award for each participating NEO:

Name	Target Award	Annual Cash Incentive Award	Award as a Percentage of Target
Irwin D. Simon	$1,325,000	$980,500	74.0%

Ira J. Lamel	$525,000	$455,700	86.8%

John Carroll	$470,000	$425,820	90.6%

Michael J. Speiller	$137,500	$135,713	98.7%

Long-Term Incentive Program

Historically, our principal method for long-term incentive compensation was equity grants under our 2002 Plan. We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term growth and prosperity, since the value of equity awards will increase or decrease with the value of our common stock.

On September 21, 2006, our Board of Directors approved revised approval procedures for equity grants. Pursuant to those procedures:

•	The Compensation Committee had to recommend all equity grants to the independent members of the Board for approval.

•	All option grants were required to have an exercise price equal to the closing price of our stock on the date of the Board’s approval of the grant.

On January 29, 2008, our Board further refined our equity compensation procedures as follows:

•

All equity awards other than new hire grants will generally be considered by the Compensation Committee and approved by the independent members of the Board of Directors annually following each fiscal year end.

•

The Board of Directors has delegated to the Compensation Committee the authority to grant new-hire grants during Committee meetings on a quarterly basis; such options must have an exercise price equal to the closing price of our common stock on the last day of the quarter in which they are granted.

•	Details of recommended grants will be circulated to the Compensation Committee in advance of meetings.

On March 11, 2009, pursuant to the recommendation of the Compensation Committee, the Board of Directors approved equity grants to our NEOs and senior management. Similar to our grants in fiscal year 2008, these grants consisted only of stock options and restricted stock because we believe that those instruments most closely link our performance with executive compensation.

Grant to Mr. Simon

In accordance with the extension of his employment agreement, which was approved by the Board of Directors on October 30, 2006, Mr. Simon was entitled to receive the equity equivalent of 300,000 options to purchase common stock of the Company on July 1, 2008, based on the terms of the then-current long term incentive plan applicable to other executives. Mr. Simon did not receive the equity equivalent of 300,000 stock options on July 1, 2008 due to continuing discussion between the Compensation Committee and Mr. Simon as to the form of the grant. In satisfaction of this existing obligation, on March 11, 2009, the Board of Directors, based upon the recommendation of the Compensation Committee, approved a grant to Mr. Simon of 300,000 stock options with an exercise price of $11.76, which was the closing market price on March 11, 2009. The stock options, which were granted pursuant to the 2002 Plan, will vest in four equal installments on March 11, 2010, 2011, 2012 and 2013 and have a seven year term.

Grants to Other Named Executive Officers

The Compensation Committee is responsible for recommending equity grants to employees, including NEOs, to the independent members of the Board for their approval. In doing so, the Compensation Committee exercises its discretion in making any such recommendations and, in exercising such discretion, considers such factors as market competitiveness, Mr. Simon’s recommendations for NEOs other than himself and each NEO’s level of responsibility, existing awards, individual performance and total mix of compensation.

On March 11, 2009, based upon the recommendation of the Compensation Committee, the Board of Directors also approved equity grants to the NEOs other than Mr. Simon as follows:

•	Ira J. Lamel was granted stock options with a Black-Scholes value of $750,000 on the date of grant (207,182 stock options).

•	John Carroll was granted stock options with a Black-Scholes value of $1,000,000 on the date of grant (276,243 stock options).

•	Michael J. Speiller was granted stock options with a Black-Scholes value of $120,000 on the date of grant (33,149 stock options).

•	Mary Celeste Anthes was granted 10,545 shares of restricted stock that will vest in equal amounts over three years on March 11, 2010, 2011 and 2012.

In making the above recommendations to the Board, the Compensation Committee considered the factors listed above and noted the recommendations were competitive with market findings. See “—Compensation Consultant and Benchmarking.” In addition, for Messrs. Lamel and Carroll, the Compensation Committee also considered that no equity grants were awarded from August 5, 2004 until April 1, 2008, and Mr. Carroll’s increased responsibilities, including his leadership role with respect to the Celestial Seasonings reporting unit. For Mr. Speiller and Ms. Anthes, the value of the award was consistent with other employees of the Company at their level. Because Ms. Anthes was not an executive officer for the entire fiscal year, she received restricted stock, consistent with the grants made to other members of senior management who are not executive officers.

All of the above equity grants were granted pursuant to the 2002 Plan. The stock options were granted at an exercise price of $11.76 per share (equal to the closing market price on March 11, 2009) with a seven year term and will vest in four equal installments on March 11, 2010, 2011, 2012 and 2013.

In calculating the Black-Scholes value of the stock options granted to Messrs. Lamel, Carroll and Speiller, the following assumptions were used for each calculation: expected life of the options of 4.75 years; the fair market value of our common stock on March 11, 2009, the date of grant, which was $11.76; risk-free rate of 1.937%; volatility of the market price of our common stock of 32.2%; and a dividend yield of 0%.

The expected life represents the period of time (in years) for which the options granted are expected to be outstanding. The risk-free interest rate for the expected term of the option is based on U.S. Treasury yield curve in effect at the time of the grant. Expected volatility is based on historical volatility of our common stock.

For fiscal years 2010-2011, the Company adopted a two year performance-based program under the Executive Incentive Plan. Under such program, the maximum award that can be earned by Mr. Simon is three times his base salary, and each other NEO may earn up to two times his or her base salary, if we achieve certain operating income goals over our 2010-2011 fiscal years. The two-year operating income goals were designed to challenge management to improve operating results year over year, but were set at levels which would be reasonably likely to be met, based on expected performance. The maximum awards may be reduced by the Compensation Committee based on such factors as they may determine in their discretion. Such awards may be paid in cash and/or full value shares at the discretion of the Compensation Committee. See “Proposal No. 2 – Approval of our 2010-2014 Executive Incentive Plan—New Plan Benefits.”

Other Compensation

Our NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans, and other employee benefit programs. In addition to the standard benefits offered to other employees, we provide Mr. Simon with a Medical Reimbursement Plan, which reimburses any expenses for health, prescription, dental and vision not covered by our insurance plan that are incurred by him and his dependents. In addition, we reimburse Mr. Simon for a portion of the premium associated with his life insurance policy in accordance with his employment agreement. For additional information regarding other compensation, see “—Executive Compensation Tables—Summary Compensation Table.”

We do not have any defined benefit pension or retirement plans.

Perquisites and Other Benefits

We provide NEOs with perquisites and other benefits that we believe are reasonable and consistent with our overall executive compensation program. The costs of these benefits constitute only a small portion of each NEO’s total compensation. We offer perquisites and other benefits that we believe to be competitive with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention. For additional information regarding perquisites and other benefits, see “—Executive Compensation Tables—Summary Compensation Table.”

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of our most highly paid executive officers (other than the chief financial officer). Certain performance-based compensation approved by stockholders is not subject to the deduction limit. For this reason, we are seeking stockholder approval for our Executive Incentive Plan, which would provide for any annual or long-term incentive awards granted thereunder to constitute performance-based compensation not subject to the Section 162(m) limit. Although the Compensation Committee considers whether or not a compensation program would be subject to the Section 162(m) limit, in order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Committee has not adopted a policy that all compensation must be tax deductible.

Employment Agreement – Irwin D. Simon

On July 1, 2003, we entered into an employment agreement with Mr. Simon, our President and CEO, the term of which commenced on July 1, 2003 and ended on June 30, 2007.

On October 30, 2006, the Compensation Committee recommended, and the Board of Directors approved, an extension of Mr. Simon’s employment agreement through June 30, 2009. Pursuant to the extension, Mr. Simon was to receive an annual base salary of $1.25 million per year during the extension period. In addition, he had the opportunity to earn an annual bonus of up to 200% of his base salary (based on his and our performance during each fiscal year, as determined by the Board of Directors and/or the Compensation Committee). The extension also provided for Mr. Simon to receive the equity equivalent (based on the then-current long-term incentive plan applicable to other executives, including similar vesting provisions) of 300,000 options to purchase our common stock on July 1, 2007 and 2008. We did not grant the 300,000 options owed to Mr. Simon on July 1, 2008 pursuant to his extension until March 11, 2009, due to continuing discussions between the Compensation Committee and Mr. Simon as to the form of the grant.

On February 28, 2008, the Compensation Committee recommended, and the Board of Directors approved, an increase in Mr. Simon’s base salary for the fiscal year ended June 30, 2008 to $1,325,000 based upon Mr. Simon’s performance.

On December 31, 2008, the Company and Mr. Simon entered into an amendment to Mr. Simon’s existing employment agreement in order to bring such agreement into compliance with Section 409A of the Code. The employment agreement was principally amended to specify the timing of certain payments under the employment agreement, clarify the definition of “Change of Control of the Company” as a result of Section 409A of the Code, and add a section providing for compliance with certain requirements under Section 409A of the Code including, if applicable, a six-month delay of certain payments, with interest.

On June 29, 2009, the Compensation Committee recommended, and the Board of Directors approved an amendment to Mr. Simon’s existing employment agreement, which extended the term of such agreement until June 30, 2012. The amendment eliminated Mr. Simon’s entitlement to receive an annual grant of the equity equivalent of 300,000 stock options during the period Mr. Simon is employed by the Company. In lieu of such automatic grants, Mr. Simon will be eligible to receive long-term incentive compensation (“LTI”) payable in cash, performance-based restricted stock, performance-based restricted stock units, restricted stock, restricted stock units, stock options or any combination thereof, as determined by the Compensation Committee in its sole discretion. With respect to the total LTI awarded in any of the Company’s fiscal years during the period Mr. Simon is employed by the Company, the LTI target award will be 225% of his base salary upon the achievement of target performance levels, with a maximum award equal to 300% of his base salary, based upon the level of achievement of certain Company and/or individual performance objectives and based on vesting conditions, in each case, as determined by the Compensation Committee in its sole discretion. The amendment also provided that in the case of any equity, equity-based or cash award vesting or payable in whole or in part based upon the achievement of performance objective, such award shall vest and, in the case of a cash award, such cash award shall become payable, if at all, solely upon the satisfaction of the applicable performance objective.

The amendment also eliminated Mr. Simon’s entitlement to the excise tax gross up that was payable to him in certain circumstances in connection with a change of control of the Company. Instead, payments, distributions, or benefits that otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code will be reduced to an amount equal to $1 less than the amount that would subject Mr. Simon to the excise tax; provided, however, that such reduction will only be made if the reduction would result in an increase in the aggregate payments provided to Mr. Simon, determined on a net after-tax basis. The amendment also further clarified the definition of “change in control” consistent with the regulations under Section 409A of the Code.

Severance Agreements

In the event that Mr. Simon is terminated without cause or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to, among other things, three years’ annual salary and three years’ average annual bonus, all options and other stock awards previously granted, but unvested, shall become fully vested and he will be entitled to his accrued annual bonus through the date of termination. In addition, if his contract is not renewed at the end of its term, Mr. Simon will be entitled to three years’ annual salary and three years’ average annual bonus. Mr. Simon has also agreed not to compete with us for a period of three years after his termination and has agreed to customary provisions regarding confidentiality and proprietary rights. For additional information, see “—Potential Payments Upon Termination or Change-in-Control.”

We have entered into change of control agreements with Messrs. Lamel and Carroll that provide that in the event that, following a change of control of the Company, the executive is terminated without cause, experiences a diminution in duties or forced relocation, or such executive terminates his employment for any reason within 13 months of a change in control, such executive will be entitled to terminate his employment and receive up to three times his annual base salary and annual bonus, up to three years’ benefits continuation, immediate vesting of all outstanding options and reimbursement of certain tax obligations. If any payments or benefits to be provided to Messrs. Lamel and Carroll in connection with a change in control are subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code, Messrs. Lamel and Carroll are each entitled to an additional “gross-up” payment so that the net amount retained by both Messrs. Lamel and Carroll is equal to such payments and benefits. We have also entered into change of control agreements with Mr. Speiller and Ms. Anthes, which are substantially the same as the change of control agreements with Messrs. Lamel and Carroll, except that the change of control agreements with Mr. Speiller and Ms. Anthes provide for a payment of one times their annual base salary and annual bonus and up to one year of benefits continuation, rather than three years. In addition, our restricted stock agreements (including those with Messrs. Lamel, Carroll and Speiller and Ms. Anthes) provide for immediate vesting of such stock grants upon a change in control. Pursuant to their offer letters, Messrs. Lamel, Carroll and Speiller each have the right to receive one year of severance in the event of a termination without cause. For additional information, see “—Potential Payments Upon Termination or Change-in-Control.”

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control. The severance benefit to our CEO upon non-renewal of his employment agreement is provided for by such agreement and has been in such agreement since 2003.

In October 2009, the Compensation Committee approved changes to the form of change of control agreement that will govern all future change in control arrangements with the Company after October 2009. Such changes include, but are not limited to:

•	The executive will no longer receive severance benefits upon termination by the executive for any reason within 13 months of a change in control.

•	The executive will no longer receive a tax “gross-up” payment so that the net amount retained by them is equal to the payments and benefits they are entitled to under the agreement.

•	Severance payments will be calculated based on a multiple of the average, rather than highest, bonus for the three years prior to change in control.

The changes will not apply to change of control agreements already in place at the time the changes were approved.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the materials under the caption “Compensation Discussion and Analysis” included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2009.

The Compensation Committee

Richard C. Berke, Chairperson

Jack Futterman

Lewis D. Schiliro

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Executive Compensation Tables

The following table sets forth the compensation paid by us for services rendered during the fiscal years ended June 30, 2007, June 30, 2008 and June 30, 2009 to or for the accounts of our NEOs:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (1)		Option Awards (2)		Non-equity Incentive Plan Compen- sation	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings	All Other Compen- sation (6)	Total
Irwin D. Simon	2009	$1,325,000	—		$1,333,336		$1,200,029		$980,500	—	$52,967	$4,891,832
President, Chief	2008	$1,325,000	—		$333,334	(3)	$249,999	(3)	$1,400,000	—	$4,072,620	$7,380,953
Executive Officer and Chairman of the Board	2007	$1,250,000	—		—		$48,000		$2,500,000	—	$79,925	$3,877,925
Ira J. Lamel	2009	$525,000	—		$399,989		$1,150,000		$455,700	—	$22,578	$2,553,267
Executive Vice President,	2008	$525,000	—		$99,997		$100,000		$390,000	—	$25,388	$1,140,385
Chief Financial Officer and Treasurer	2007	$500,000	$500,000		—		—		—	—	$21,875	$1,021,875
John Carroll	2009	$470,000	—		$166,661		$202,083		$425,820	—	$14,300	$1,278,864
Executive Vice	2008	$470,000	—		$41,665		$31,250		$450,000	—	$16,361	$1,009,276
President and Chief Executive Officer – Hain Celestial United States	2007	$410,000	$410,000		—		—		—	—	$12,506	$832,506
Michael J. Speiller	2009	$275,000	—		$70,816		$9,250		$135,713	—	$9,668	$500,447
Vice President and Chief Accounting Officer	2008	$266,667	$110,000	(4)	$75,875		—		—	—	$11,475	$354,017
Mary Celeste Anthes	2009	$250,000	$150,000	(5)	$83,535		—		—	—	$9,380	$492,915
Senior Vice President – Corporate Relations

(1)	Stock awards with respect to each fiscal year include the dollar amount recognized for financial statement reporting purposes with respect to such fiscal year, in accordance with SFAS No. 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Stock awards granted during fiscal year 2008 and 2009 vest equally over a three year period from the grant date. An executive who is retirement eligible may elect to terminate his or her service and any portion of his or her stock award that has not yet vested shall become immediately vested and exercisable in full. For executives who become retirement eligible during the vesting period, the fair value of the award is expensed over the period from the grant date until the date of retirement eligibility. Please see Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for more information.
(2)	Option awards with respect to each fiscal year include the dollar amount recognized for financial statement reporting purposes with respect to such fiscal year, in accordance with SFAS No. 123(R). The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Option awards granted during fiscal year 2008 and 2009 vest equally over a four year period from the grant date. An executive who is retirement eligible may elect to terminate his or her service and any portion of his or her option award that has not yet vested shall become immediately vested and exercisable in full. For executives who become retirement eligible during the vesting period, the fair value of the award is expensed over the period from the grant date until the date of retirement eligibility. For additional information on the assumptions made in the valuation for the current year awards reflected in this column, please see Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for more information.
(3)

Pursuant to Mr. Simon’s employment agreement, Mr. Simon was entitled to receive 300,000 options on each of July 1, 2005, 2006 and 2007, but these options were not granted. On April 1, 2008, the Board determined that Mr. Simon should receive the equivalent of the Black-Scholes value of the 900,000 options as of April 1, 2008, had they been granted on July 1, 2005, 2006 and 2007 pursuant to Mr. Simon’s employment agreement, aggregating $12 million in total value. Such amount was split equally such that (a) 472,671 stock options were granted at an exercise price of $30.35 per share (equal to the closing market price on April 1, 2008) with a 7-year term that will vest annually over 4 years, (b) 131,796 shares of restricted stock were granted that will vest annually over 3 years and (c) a cash payment of $4 million was made. In calculating the Black-Scholes value for each grant of 300,000 options that Mr. Simon should have received on July 1, 2005, July 1, 2006 and July 1, 2007, the following assumptions were used for each calculation: expected life of the options of 7.3 years, 8.3 years and 6.3 years, respectively; the exercise price as of the date such options were supposed to be granted ($19.76, $26.37 and $27.44, respectively); the fair market value of our common stock on April 1, 2008, the date of grant, which was $30.35; risk free interest rates of 3.11%, 3.40% and 2.80%, respectively; volatility of the market price of our common stock of 25.54%; and a dividend yield of 0%. The expected life represents the remaining life for each of the above stock option grants commencing April 1, 2008 until the end of the term of such option as if such option had been granted on date of grant provided for in Mr. Simon’s employment agreement. The terms of stock options, had they been granted on July 1, 2005, July 1, 2006 and July 1, 2007, were 10 years, 10 years and 7 years, respectively. The risk free interest rates were based on the interest rate of U.S. Treasury STRIPS having a term consistent with the term of the applicable option. The volatility of our common stock was calculated using the average market price of our common stock for the three-year time period ending on March 31, 2008.

(4)	Mr. Speiller was appointed as an executive officer on April 1, 2008. Because Mr. Speiller was not an executive officer at the beginning of fiscal year 2008, Mr. Speiller was not eligible for an annual cash incentive award. Mr. Speiller’s offer letter, signed in connection with his previous position as Vice President – Finance, provides for a bonus of up to 40% of his annual base salary.
(5)	Ms. Anthes was not promoted to an executive officer until December 2008. Because Ms. Anthes was not an executive officer at the beginning of fiscal year 2009, Ms. Anthes was not eligible for an annual cash incentive award. For the fiscal year ended June 30, 2009, Ms. Anthes was entitled to receive a discretionary annual bonus.

(6)	The table below details the components of this column:

Name	Year	401(k) Plan Match (a)	Unused Vacation (b)	Life and Other Insurance Premiums (c)	Car Allowance		Supplemental Medical Benefit Premiums (d)	Perquisites (e)	Other (f)	Total
Irwin D. Simon	2009	—	—	$4,758	—		$30,000	$18,209	—	$52,967
	2008	$2,325	$20,349	$3,394	—		$29,340	$17,212	$4,000,000	$4,072,620
	2007	$2,250	$28,792	$3,394	—		$29,775	$15,714	—	$79,925
Ira J. Lamel	2009	—	—	$1,364	—		—	$21,214	—	$22,578
	2008	$3,075	—	—	—		—	$22,313	—	$25,388
	2007	$3,000	—	—	$5,400	(g)	—	$13,475	—	$21,875
John Carroll	2009	—	—	$1,364	—		—	$12,936	—	$14,300
	2008	$2,325	—	—	—		—	$14,036	—	$16,361
	2007	$2,250	—	—	$7,000	(g)	—	$3,256	—	$12,506
Michael J. Speiller	2009	—	—	$1,268	$8,400		—	—	—	$9,668
	2008	$3,075	—	—	$8,400		—	—	—	$11,475
Mary Celeste Anthes	2009	—	—	$980	$8,400		—	—	—	$9,380

(a)	The Company’s 401(k) match is calculated based upon the plan year, which is a calendar year. The amounts provided for each of the above named executive officers represent a matching contribution by the Company on behalf of such officer under the Company’s 401(k) Plan for the 2007 plan year (January 1, 2007 through December 31, 2007). The Company did not make matching contributions for the 2008 plan year. The Company’s matching contribution has not yet been determined for the 2009 plan year.
(b)	Represents an amount paid by the Company to Mr. Simon for his unused vacation days during the 2007 and 2008 calendar years pursuant to the terms of his employment agreement.
(c)	Represents an amount paid by the Company on behalf of employees for life, accidental death and dismemberment and long term disability insurance. Mr. Simon also receives an amount equal to $3,394 as reimbursement for 25% of the total premium for his life insurance policy pursuant to the terms of his employment agreement.
(d)	Represents premiums paid during the fiscal year ended June 30, 2008 on behalf of Irwin Simon for a supplemental medical benefits plan which reimburses Mr. Simon and his dependents for any out-of-pocket medical expenses not covered by the Company’s employee health benefit plans.
(e)	Represents the incremental cost to the Company in connection with its providing each of the above named executive officers with the use of a Company owned vehicle.
(f)	The $4,000,000 shown in the fiscal year 2008 Other column for Mr. Simon represents the cash portion of the value the Board of Directors determined that Mr. Simon should receive for the ungranted options described in footnote (3) above. It does not represent either a discretionary or performance-based bonus award.
(g)	Represents amounts paid to Mr. Lamel (for four months) and Mr. Carroll (for ten months) for car allowances prior to the date on which each was provided with the use of a Company owned vehicle. See footnote (e) above.

2009 Grants of Plan-Based Awards

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All other stock awards: Number of shares of stock or units (#) (2)	All other option awards: Number of securities underlying options (#) (2)	Exercise or base price of option awards ($/Sh) (3)	Grant date fair value of stock and option awards (4)
Name		Threshold ($)	Target ($)	Maximum ($)
Irwin D. Simon	n/a	$662,500	$1,325,000	$2,650,000	—	—	—	—
	3/11/09	—	—	—	—	300,000	$11.76	$1,086,000
Ira J. Lamel	n/a	$262,500	$525,000	$525,000	—	—	—	—
	3/11/09	—	—	—	—	207,182	$11.76	$750,000
John Carroll	n/a	$235,000	$470,000	$470,000	—	—	—	—
	3/11/09	—	—	—	—	276,243	$11.76	$1,000,000
Michael J. Speiller	n/a	$68,750	$137,500	$137,500	—	—	—	—
	3/11/09	—	—	—	—	33,149	$11.76	$120,000
Mary Celeste Anthes	n/a	—	—	—	10,545	—	—	$124,009
	3/11/09	—	—	—	—	—	—	—

(1)	The amounts shown as the Estimated Future Payouts Under Non-Equity Incentive Plan Awards reflect the threshold, target and maximum amounts that may be earned by each individual during fiscal year 2009 under the Annual Cash Incentive Plan. For more information, see “—Compensation Discussion and Analysis—Annual Cash Incentives.”
(2)	The amounts shown as the All Other Stock Awards and All Other Option Awards reflect the number of shares of restricted stock or stock options, as applicable, granted to each individual during fiscal year 2009 under the 2002 Plan.
(3)	The exercise price for all stock options granted under the 2002 Plan is equal to the fair market value of the Company’s shares of common stock on the grant date (as required by the provisions of the 2002 Plan). Pursuant to the 2002 Plan, the fair market value of a share of the Company’s common stock is equal to the closing price at which the Company’s common stock traded on NASDAQ on the date of grant.
(4)	The amounts in the Grant Date Fair Value of Stock and Option Awards column were determined in accordance SFAS No. 123R. Assumptions made in the calculation of these amounts are included in Note 15 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for more information.

Outstanding Equity Awards at Fiscal 2009 Year End

The table below shows each grant of stock options that is still unexercised and outstanding as of June 30, 2009.

Outstanding Equity Awards at Fiscal 2009 Year End

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Options Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Irwin D. Simon	600,000				$36.69	(1)	7/31/10	—		—	—	—
	300,000				$25.40	(1)	7/11/11	—		—	—	—
	300,000				$14.25		7/22/12	—		—	—	—
	300,000				$16.24		5/13/13	—		—	—	—
	300,000				$16.53		7/30/14	—		—	—	—
	118,167	354,504	(2)		$30.35		4/01/15	87,864		$1,371,557	—	—
		300,000	(3)		$11.76		3/11/16	—		—	—	—
Ira J. Lamel	125,000				$18.06		10/01/11	—		—	—	—
	75,000				$14.80	(1)	8/13/12	—		—	—	—
	100,000				$16.01		8/05/14	—		—	—	—
	14,771	44,313	(4)		$30.35		4/01/15	10,982		$171,429	—	—
		207,182	(5)		$11.76		3/11/16	—		—	—	—
John Carroll	100,000				$16.01		8/05/14
	14,771	44,313	(4)		$30.35		4/01/15	10,982		$171,429	—	—
		276,243	(5)		$11.76		3/11/16	—		—	—	—
Michael J. Speiller	—	—			—		—	4,666	(6)	$72,836	—	—
		33,149	(5)		$11.76		3/11/16	—		—	—	—
Mary Celeste Anthes	15,000				$18.24		9/17/14	—		—	—	—
								4,666	(6)	$72,836	—	—
								10,545	(7)	$164,607	—	—

(1)	The exercise prices of these grants to Mr. Simon and Mr. Lamel have been amended as the result of the review of stock option practices by a group of independent directors. Original exercise prices were as follows: to Mr. Simon 600,000 at $26.625 expiring on July 31, 2010 and 300,000 at $21.40 expiring on July 11, 2011; and to Mr. Lamel 75,000 at $12.13 expiring on August 12, 2012.
(2)

Pursuant to Mr. Simon’s employment agreement, Mr. Simon was entitled to receive 300,000 options on each of July 1, 2005, 2006 and 2007, but these options were not granted. On April 1, 2008, the Board determined that Mr. Simon should receive the equivalent of the Black-Scholes value of the 900,000 options as of April 1, 2008, had they been granted on July 1, 2005, 2006 and 2007 pursuant to Mr. Simon’s employment agreement, aggregating $12 million in total value. Such amount was split equally such that (a) 472,671 stock options were granted at an exercise price of $30.35 per share (equal to the closing market price on April 1, 2008) with a 7-year term that will vest annually over 4 years, (b) 131,796 shares of restricted stock were granted that vest annually over 3 years and (c) a cash payment of $4 million was made. The stock options vest in four equal installments on April 1st of 2009, 2010, 2011 and 2012. The restricted stock vest in three equal installments on April 1st of 2009, 2010 and 2011. In connection with this determination by the Board, Mr. Simon recommended, and the Board agreed, that the equity components of the award would vest under the same terms as awards to other executives and employees at that time, including potential forfeiture should Mr. Simon decide to leave his position with the Company by virtue of his own decision, despite the provision in Mr. Simon’s employment agreement that called for immediate vesting upon grant. The granting of these awards to Mr. Simon had been deferred due in part the lack of available shares and in part pending the completion of a study on the appropriate manner of settling these awards.

(3)	On March 11, 2009, the Board of Directors, based upon the recommendation of the Compensation Committee, approved a grant to Mr. Simon of 300,000 stock options with an exercise price of $11.76, which was the closing market price on March 11, 2009. The stock options, which were granted pursuant to the 2002 Plan, have a seven year term and vest in four equal installments on March 11, 2010, 2011, 2012 and 2013.
(4)

On April 1, 2008, the Board determined that Mr. Lamel and Mr. Carroll should each receive an equity grant with a value of $1 million on the date of grant, to be paid 50% in stock options with a 7-year term that will vest annually over 4 years and 50% in restricted stock that will vest annually over 3 years. Each of Mr. Lamel and Mr. Carroll were granted 59,084 stock options at an exercise price of $30.35 per share (equal to the closing market price on April 1, 2008) with a 7-year term that vest in four equal installments on April 1st of 2009, 2010, 2011 and 2012, and 16,474 shares of restricted stock that vest in three equal installments on April 1st of 2009, 2010 and 2011.

(5)	On March 11, 2009, based upon the recommendation of the Compensation Committee, the Board of Directors approved stock option grants to Messrs. Lamel, Carroll and Speiller, all of which were granted pursuant to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan, at an exercise price of $11.76 per share (equal to the closing market price on March 11, 2009) with a seven year term vest in four equal installments on March 11, 2010, 2011, 2012 and 2013.
(6)	On April 1, 2008, the Board approved equity grants to Mr. Speiller and Ms. Anthes of 7,000 shares of restricted stock that vest annually over 3 years, in three equal installments on April 1, 2009, 2010 and 2011.
(7)	On March 11, 2009, Ms. Anthes was granted 10,545 shares of restricted stock that will vest in equal amounts over three years in three equal installments on March 11, 2010, 2011 and 2012.

Fiscal 2009 Option Exercises and Stock Vested

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Irwin D. Simon	156,819	$1,307,632	43,932	$638,771
Ira J. Lamel	—	—	5,492	$79,854
John Carroll	—	—	5,492	$79,854
Michael J. Speiller	—	—	2,334	$33,936
Mary Celeste Anthes	—	—	2,334	$33,936

(1)	Represents the aggregate value realized with respect to all options exercised during the fiscal year ended June 30, 2009. The value realized in connection with each option exercise is calculated as the difference between the per share exercise price of the option and the closing price of the Company’s common stock on the date of exercise, multiplied by the number of shares of common stock for which such option was exercised on that date.
(2)	Represents the aggregate value realized with respect to all shares of common stock that have vested during the fiscal ended June 30, 2009. The value realized in connection with each share on vesting is calculated by multiplying the number of shares of common stock that have vested by the closing price of the Company’s common stock on the vesting date. In each case above, the vesting date was April 1, 2009 and the closing price of the Company’s common stock on such date was $14.54.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Richard C. Berke, Jack Futterman and Lewis D. Schiliro. None of the Compensation Committee members has any relationship required to be disclosed under this caption pursuant to the rules of the SEC.

Potential Payments upon Termination or Change-in-Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control. These are particularly important in an environment where merger and acquisition activity is high.

Irwin D. Simon

In the event that Mr. Simon is terminated without cause, due to disability, or he resigns for good reason, which will include resignation upon a change of control, he will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) three years’ annual salary and three years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) all options and other stock awards previously granted, but unvested, shall become fully vested; and (iv) continued participation in all of the Company’s medical, dental and vision plans until the third anniversary of his termination. If Mr. Simon’s employment had terminated on June 30, 2009, without cause, due to disability, or he resigns for good reason or due to a change in control, Mr. Simon would be entitled to severance and other benefits having a value of approximately $12,632,766. Pursuant to Mr. Simon’s employment agreement: (i) a “termination without cause” means any termination of Mr. Simon’s employment other than a termination for cause (termination due to conviction of a felony or crime of moral turpitude or a willful and continued failure to perform material duties) or termination due to disability; (ii) a “termination for good reason” means a termination of his employment by Mr. Simon following a diminution of his position, duties and responsibilities, the removal of Mr. Simon from, or failure to re-elect Mr. Simon as, the Chairman of the Board or as CEO, a reduction in his base salary or a change in control of the Company.

A change in control is defined generally as one of the following events:

•

The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company, however if any one person or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same person or persons acting as a group is not considered to cause a Change in Control;

•

A majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

•

The consummation of a merger, consolidation, recapitalization or reorganization of the Company or a subsidiary, reverse split of any class of voting stock, or an acquisition of securities or assets by the Company or a subsidiary, unless our stockholders prior to such event beneficially own more than 60% of the voting stock of the surviving or transferee entity in substantially the same proportions as their prior ownership; or

•	The consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event that Mr. Simon’s employment terminates due to death he will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) two years’ annual salary and two years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) all options and other stock awards previously granted, but unvested, shall become fully vested; and (iv) continued participation of his dependents in all of the Company’s medical, dental and vision plans until the second anniversary of his termination. If Mr. Simon’s employment were to terminate due to his death, Mr. Simon currently would be entitled to severance having a value of approximately $9,304,799.

In the event that Mr. Simon’s employment terminates for cause or not for good reason he will be entitled to any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination, and any amounts which are vested at the time of termination.

If Mr. Simon’s contract is not renewed at the end of its term, Mr. Simon will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) three years’ annual salary and three years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) all options and other stock awards previously granted, but unvested, shall become fully vested and (iv) continue participation in all of the Company’s medical, dental and vision plans until the third anniversary of his termination. In this instance, Mr. Simon would be entitled to receive approximately $12,632,766.

Mr. Simon has also agreed not to compete with us for a period of three years following the termination of his employment and has agreed to customary provisions regarding confidentiality and proprietary rights.

Other Named Executive Officers

We have entered into change of control agreements with Messrs. Lamel and Carroll that provide that in the event that, following a change of control of the Company, the executive is terminated without cause, experiences a diminution in duties or forced relocation, or such executive terminates his employment for any reason within 13 months of a change in control, such executive will be entitled to terminate his employment and receive, at the executive’s discretion, either a lump sum payment or salary continuation of: (i) three times the highest annual base salary paid to such executive during the thirty-six month period immediately preceding the month in which the change in control occurs; (ii) three times the highest annual bonus paid to such executive during the thirty-six month period immediately preceding the month in which the change in control occurs; (iii) all unpaid accrued vacation through the date of termination; (iv) up to three years’ benefits continuation; (v) immediate vesting of all outstanding options and reimbursement of certain tax obligations; (vi) the automobile allowance and other automobile benefits the Executive was receiving immediately prior to the change in control for a period of twelve months following the date of termination and (vii) the cost of outplacement services. We have also entered into change of control agreements with both Mr. Speiller and Ms. Anthes, which are substantially the same as the change of control agreements with Messrs. Lamel and Carroll, except that the change of control agreements with both Mr. Speiller and Ms. Anthes provide for a payment of one times his or her annual base salary and annual bonus and up to one year of benefits continuation, rather than three times. In addition, our restricted stock agreements (including those with Messrs. Lamel, Carroll and Speiller and Ms. Anthes) provide for immediate vesting of such stock grants upon a change in control. Unless another time period is provided, all payments provided herein shall be made no later than the fifteenth day following the date of termination.

A change in control is defined generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•	A majority of our Board of Directors is replaced by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•

A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board of Directors; or

•	Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company provided, that if the agreement would cause the executive to incur an additional tax, penalty or interest under Section 409A of the Code, the Company and the executive will use reasonable best efforts to reform such provision.

If any payments or benefits to be provided to Messrs. Lamel, Carroll or Speiller or Ms. Anthes in connection with a change in control are subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code, they are entitled to an additional “gross-up” payment so that the net amount retained by them is equal to such payments and benefits.

If Mr. Lamel’s employment had terminated on June 30, 2009 in accordance with the change in control agreement, Mr. Lamel would have been entitled to severance having a value of approximately $4,508,090. If Mr. Carroll’s employment had terminated on June 30, 2009 in accordance with the change in control agreement, Mr. Carroll would have been entitled to severance having a value of approximately $4,353,493. If Mr. Speiller’s employment had terminated on June 30, 2009 in accordance with the change in control agreement, Mr. Speiller would have been entitled to severance having a value of approximately $620,513. If Ms. Anthes’s employment had terminated on June 30, 2009 in accordance with the change in control agreement, Ms. Anthes would have been entitled to severance having a value of approximately $572,170. The amounts set forth in the preceding sentences do not include the cost of outplacement services or any unpaid accrued vacation.

OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 8, 2009 for (1) each of our directors and each of our executive officers, (2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. The information set forth below us based upon information supplied or confirmed by the named individuals. Unless otherwise noted below, the address of each individual is c/o The Hain Celestial Group, Inc., 58 South Service Road, Melville, New York 11747.

	Number of Shares	Percentage of Common Stock
Irwin D. Simon (1) (2)	2,358,345	5.8%
Barry J. Alperin (2) (3)	36,500	*
Richard C. Berke (2) (4)	6,360	*
Beth L. Bronner (2) (5)	93,630	*
Jack Futterman (2) (6)	138,000	*
Daniel R. Glickman (2) (7)	61,500	*
Marina Hahn (2) (8)	119,294	*
Andrew R. Heyer (2) (9)	307,766	*
Roger Meltzer (2) (10)	86,500	*
Lewis D. Schiliro (2) (3)	36,500	*
Lawrence S. Zilavy (2) (3)	36,500	*
Ira J. Lamel (11)	581,884	*
John Carroll (12)	129,389	*
Michael Speiller (13)	6,212	*
Mary Celeste Anthes (14)	31,819	*
Dimensional Fund Advisors LP (15)	2,707,078	6.5%
Franklin Resources, Inc. (16)	2,580,550	6.3%
Dimorphandra S.L. (17)	2,195,440	5.4%
Barclays Global Investors, NA (18)	2,807,180	6.9%
All directors and executive officers as a group (fifteen persons) (19)	4,030,199	9.9%

*	Indicates less than 1%.
(1)	Includes 1,918,167 shares of common stock issuable to Mr. Simon upon the exercise of options and 110,797 shares of restricted common stock granted under our 1994 Long Term Incentive and Stock Award Plan or our 2002 Plan (together, the “Incentive Plans”). Also includes 17,500 currently-exercisable options to purchase shares of the Company’s common stock that were granted to Mr. Simon’s wife under the Incentive Plans, as to which Mr. Simon disclaims beneficial ownership. Mr. Simon is our President, Chief Executive Officer and Chairman of the Board of Directors.
(2)	Director of The Hain Celestial Group, Inc.
(3)	Includes 3,500 shares of restricted common stock and 30,500 shares of common stock issuable upon the exercise of options granted under our 2000 Directors Stock Plan and 2,500 shares of restricted common stock granted under our 2002 Plan.
(4)	Includes 2,500 shares of restricted common stock granted under our 2002 Plan, 3,500 shares of restricted common stock granted under our 2000 Directors Stock Plan and 360 shares held indirectly by Mr. Berke’s spouse as UTMA custodian for a minor child.
(5)	Includes 3,500 shares of restricted common stock and 71,000 shares of common stock issuable upon the exercise of options granted under our 1996 Directors Stock Option Plan or our 2000 Directors Stock Plan (together, the “Directors Plans”) and 2,500 shares of restricted common stock granted under our 2002 Plan. Also includes 130 shares of common stock held by Ms. Bronner’s spouse.
(6)	Includes 3,500 shares of restricted common stock and 106,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.

(7)	Includes 3,500 shares of restricted common stock and 55,500 shares of common stock issuable upon exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(8)	Includes 3,500 shares of restricted common stock and 100,500 shares of common stock issuable upon exercise of options granted under our Directors Plans, 5,060 shares of common stock issuable upon the exercise of options assumed upon consummation of our merger with Celestial Seasonings, Inc. (“Celestial”) in May 2000 and 2,500 shares of restricted common stock granted under our 2002 Plan.
(9)	Includes 3,500 shares of restricted common stock and 96,000 shares of common stock issuable upon the exercise of options granted under our Directors Plans, 5,000 shares held indirectly through a charitable foundation and 2,500 shares of restricted common stock granted under our 2002 Plan.
(10)	Includes 3,500 shares of restricted common stock and 80,500 shares of common stock issuable upon the exercise of options granted under our Directors Plans and 2,500 shares of restricted common stock granted under our 2002 Plan.
(11)	Includes 566,266 shares of common stock issuable upon exercise of options granted under the Incentive Plans and 14,618 shares of restricted common stock granted under our 2002 Plan.
(12)	Includes 114,771 shares of common stock issuable upon the exercise of options granted under our Incentive Plans and 14,618 shares of restricted common stock granted under our 2002 Plan.
(13)	Includes 6,212 shares of restricted common stock granted under our 2002 Plan.
(14)	Includes 15,000 shares of common stock issuable upon exercise of options and 16,519 shares of restricted common stock granted under our 2002 Plan.
(15)	As of December 31, 2008, Dimensional Fund Advisors LP (“DFA”), an investment advisor, had sole voting power over 2,642,387 shares and sole dispositive power over 2,707,078 shares, according to a Schedule 13G/A filed by DFA on February 9, 2009. The Schedule 13G/A states that DFA’s address is Palisadaes West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(16)	As of December 31, 2008, Franklin Resources, Inc. and its affiliates (“FRI”), had sole voting power over 2,431,550 shares and sole dispositive power over 2,563,550, according to a Schedule 13G filed by FRI on February 6, 2009. The Schedule 13G states that FRI’s address is One Franklin Parkway, San Mateo, CA 94403-1906.
(17)	As of October 19, 2007, Dimorphandra S.L. had sole voting authority and sole dispositive power over 2,195,440 shares, according to a Schedule 13G filed by Dimorphandra S.L. on October 31, 2007. The Schedule 13G states that Dimorphandra’s address is Ingeniero Lafarga 2, 03002 Alicante, Spain.
(18)	As of December 31, 2008, Barclays Global Investors, NA and its affiliates (“Barclays”) had sole voting power over 2,169,577 shares and sole dispositive power over 2,807,180 shares, according to a Schedule 13G filed by Barclays on February 10, 2009. The Schedule 13G states that Barclays’ address is 400 Howard Street, San Francisco, CA 94105.
(19)	Includes 2,614,204 shares issuable upon the exercise of options granted under the Incentive Plans, 5,060 shares issuable upon the exercise of options granted under Celestial plans assumed in connection with the merger with Celestial, 5,000 shares held indirectly by Mr. Heyer through a charitable foundation, 360 shares held indirectly by Mr. Berke’s spouse as UTMA custodian for a minor child, 130 shares held by Ms. Bronner’s spouse and 601,000 shares issuable upon the exercise of options granted under our Directors Plans. See Notes 1 through 14 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such ownership with the SEC. Executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended June 30, 2009, except for: (i) one late Form 3 filing by Ms. Anthes and (ii) one late Form 4 filing by Ms. Bronner relating to shares inherited by her spouse.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm DLA Piper LLP (US). DLA Piper LLP (US) acts as our regular outside counsel. In addition, Mr. Meltzer’s son is one of our employees. He is paid at a competitive rate with employees serving other companies in a comparable position and will no longer be an employee at the end of the calendar year.

Mr. Simon’s spouse has been the Director of International Sales of the Company since September 1996. She is paid at a competitive rate with employees serving other companies in a comparable position. In addition, Mr. Simon’s brother-in-law currently serves as Vice President – Asian Business Development and Corporate Services and previously served as the Company’s Vice President – Purchasing and Procurement since June 2000. He further served as the Company’s representative in our joint venture relationship with Yeo Hiap Seng Limited. During the fiscal year ended June 30, 2009, he earned $177,000 in salary and a car allowance of $8,400 and participates in the Company’s benefit programs for its employees. On March 11, 2009, he also was granted 6,532 shares of restricted stock, which had a grant date value of approximately $76,820.

We entered into an agreement with an affiliate of Mr. Heyer and Ms. Bronner, two of our directors, which allows us to use and occupy certain office space in New York City on a year-to-year basis for $115,000 per year, plus reimbursement for our actual use of the utilities. Mr. Heyer has not been nominated for reelection.

A purported shareholder derivative action was filed against the Company (solely as a nominal defendant) and certain current and former officers and directors on September 21, 2006 in the Supreme Court of the State of New York, County of Suffolk, alleging breaches of fiduciary duties and unjust enrichment in connection with the Company’s past stock option practices. The plaintiff seeks unspecified damages, disgorgement of options, attorneys’ fees and expenses, and other unspecified equitable relief from the defendants. A second purported shareholder derivative action was filed on October 31, 2006 in the same court, against substantially the same defendants and containing substantially the same allegations, adding a claim of breach of fiduciary duty. The two actions were consolidated by a Court Order dated March 3, 2008. The parties have now arrived at a settlement which has been submitted to the Court for its approval.

On June 15, 2007 the Company announced that it had been informed by the SEC that it was conducting an inquiry into its stock option practices. On September 3, 2009, the SEC announced that it had filed a settled action in the U.S. District Court for the Eastern District of New York against the Company with respect to the previously disclosed SEC investigation concerning the Company’s historical stock option practices and related accounting. The Court has approved the Final Judgment, which does not require the Company to pay any civil monetary penalty.

Pursuant to the indemnification provisions contained in our by-laws, we are paying the expenses (including legal fees) incurred by certain current and former officers and directors in connection with the stockholder derivative actions and SEC inquiry above.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. The Audit Committee will also review those transactions that would have been deemed a “related party transaction” but for the fact that the amount involved is $120,000 or less. No director may participate in approval of a related party transaction for which he or she is a related party.

OTHER MATTERS

The Company’s management is not aware of any other matters that will come before the annual meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment of the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Stockholder proposals intended to be included in the Proxy Statement relating to our 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than June 30, 2010, and must otherwise comply with Rule 14a-8.

Should a stockholder proposal be brought before the 2010 Annual Meeting of Stockholders, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, prior to the close of business on September 14, 2010.

For all other stockholder communications with the Board of Directors or a particular director, a stockholder may send a letter to our principal office, at 58 South Service Road, Melville, NY 11747, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” The letter must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified individual directors.

Investors may obtain a copy of Hain Celestial’s 2009 Annual Report on Form 10-K at no charge by contacting the Senior Vice President of Corporate Relations, The Hain Celestial Group, Inc., 58 South Service Road, Melville, NY 11747.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 58 South Service Road, Melville, NY 11747, Attention: Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address or calling our Senior Vice President of Corporate Relations at (631) 730-2460 or submitting such request via e-mail to investorrelations@hain-celestial.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

By order of the Board of Directors,

Mia DiBella

Corporate Secretary

Dated: October 28, 2009

Your vote is important. If you do not expect to be present at the meeting and wish your stock to be voted, please sign and date the enclosed proxy and mail it promptly in the enclosed reply envelope or, if you are a beneficial owner of shares held in “street name,” you may vote by telephone or via the Internet.

Annex A

THE HAIN CELESTIAL GROUP, INC.

2010-2014

EXECUTIVE INCENTIVE PLAN

I. INTRODUCTION

1.1. Purpose. The purpose of this Plan is to recruit and retain highly qualified executives and other employees, to provide incentives to such individuals to attain the goals of The Hain Celestial Group, Inc. (the “Company”) and its Affiliates (as defined below) and to provide incentive compensation based on the performance of the Company in order to enhance stockholder value. The Plan is designed to ensure that awards payable hereunder are deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”).

1.2. Description. This Plan is the means by which the Committee shall determine and implement incentive awards for participating employees hereunder.

1.3. Term. This Plan shall be effective as of July 1, 2009 and shall provide for awards that may be granted through and including the 2014 fiscal year of the Company, unless earlier terminated pursuant to Section 7.1.

II. DEFINITIONS

As used in this Plan, the following terms shall have the following meanings:

“Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

“Annual Incentive Award” means the award payable with respect to a fiscal year of the Company determined in accordance with Article V hereof.

“Award” means an Annual Incentive Award or Long-Term Incentive Award under the Plan, whether in the form of cash, stock, restricted stock, stock units or other forms of stock-based awards, or any combination thereof, provided that any such stock-based awards shall be issued pursuant to and be subject to the terms and conditions of the Stock Plan.

“Base Compensation” means the base rate of salary payable to a Participant as most recently reflected on the books and records of the Company, prior to any reduction under a salary reduction agreement pursuant to section 401(k) or section 125 of the Code, but shall not include (without limitation) cost of living allowances, fees, retainers, bonuses, commissions, incentive awards, prizes, employee benefits, fringe benefits, expense allowance or similar payments or assignment premiums for expatriates and third country nationals.

“Board” means the Board of Directors of the Company.

“Cause” means a Participant’s continued gross neglect or material failure in the performance of the Participant’s duties and obligations to the Company or willful and malicious misconduct on the Participant’s part in connection with the performance of the Participant’s duties, including, but not limited to, criminal acts, acts of malfeasance, dishonesty, or willful neglect in the performance of the Participant’s duties or other acts that adversely affect the business of the Company;

provided, however, that if a Participant is party to an employment agreement or change in control agreement with the Company, “Cause” shall have the meaning set forth in such agreement.

“Change in Control” means any of the following:

(a) the acquisition by any person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (“Voting Stock”); provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (i) any issuance of Voting Stock of the Company directly from the Company that is approved by the Incumbent Board (as defined below), (ii) any acquisition by the Company of Voting Stock of the Company or (iii) any acquisition of Voting Stock of the Company by any person pursuant to a Business Combination (as defined below) that complies with clauses (i), (ii) and (iii) of clause (c) below; or

(b) during any period of one year beginning on or after the date hereof, individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board ( a “Director”) subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(c) consummation of a reorganization, merger or consolidation, a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of Voting Stock of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, (ii) no person (other than the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Combination and (iii) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) the stockholders of the Company approve (a) the sale or disposition by the Company (other than to a subsidiary of the Company) of all or substantially all of the assets of the Company, or (b) a complete liquidation of the Company provided, however, that if a Participant is party to an employment agreement or change in control agreement with the Company, “Change in Control” shall have the meaning set forth in such agreement.

“Committee” means the Compensation Committee of the Board or subcommittee thereof consisting of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.

“Long-Term Incentive Award” means the award payable to a participant with respect to a Long-Term Performance Period as determined pursuant to Article VI.

“Long-Term Performance Period” means a period specified by the Committee during which specified Performance Measure(s) must be attained in order for the Long-Term Incentive Award to be payable for that period. A Long-Term Performance Period shall be expressed in two or more fiscal years of the Company, as established by the Committee during the first ninety (90) days of the Long-Term Performance Period. Performance periods may be concurrent or consecutive.

“Participant” means an employee of the Company who is selected to participate in the Plan by the Committee pursuant to Article IV hereof.

“Performance Measures” means the criteria established by the Committee, on a consolidated basis, on the basis of a business unit or geographically based unit or relative to one or more peer group companies or indices, which can be expressed either in terms of specified levels of, rates of change or relative changes in, one or more of the following measures: (a) share price; (b) earnings per share; (c) return to shareholders (including dividends); (d) return on equity; (e) revenues; (f) sales; (g) sales by category, brand, territory or geography; (h) unit growth; (i) customer growth; (j) EBITDA or EBIT; (k) operating income or operating profit; (l) net income; (m) gross margin; (n) operating margin; (o) return on capital or return on invested capital; (p) economic value added; (q) economic profit; (r) cash flows; (s) cash flow from operations; (t) market share; (u) inventory levels; (v) inventory days outstanding; (w) consumption; (x) size of line in total or by category or type; (y) consumer and strategic investments; (z) advertising, brand and product innovation; (aa) research and development; (bb) costs; (cc) managing commodity costs; (dd) capital expenditures; (ee) working capital; (ff) net fixed assets; (gg) accounts receivable; (hh) days sales outstanding; (ii) period overhead; (jj) expenses; (kk) productivity; (ll) market capitalization; (mm) customer satisfaction; (nn) pro forma net income; (oo) return on equity; (pp) return on designated assets; (qq) expenses; (rr) free cash flow; (ss) cash flow return on investment; (tt) net profit margin; (uu) cash conversion cycle; and (vv) service levels. Such criteria will be determined in accordance with generally accepted accounting principles to the extent applicable or be subject to any Performance Measure Adjustments may be specified by the Committee.

“Performance Measure Adjustments” means any of the following adjustments to the Performance Measures as may be specified by the Committee for (i) discontinued operations, categories, or segments; (ii) acquisitions and mergers; (iii) divestitures; (iv) cumulative effect of changes in accounting rules and methods; (v) material impairment or disposal losses; (vi) restructuring or productivity initiative costs; (vii) product recall or withdrawal; (viii) business losses from economic, political and legal changes; (ix) retained and uninsured losses from natural catastrophe; (x) extraordinary items; (xi) currency fluctuations (xii) stock dividend, split, combination or exchange of stock, (xiii) financing activities, or (xii) other unusual or nonrecurring events. Any Performance Measure Adjustments shall be determined in accordance with generally accepted accounting principles to the extent applicable.

“Plan” means this The Hain Celestial Group, Inc. 2010-2014 Executive Incentive Plan, as in effect and as amended from time to time.

“Stock Plan” means the Company’s Amended and Restated 2002 Long-Term Incentive and Stock Award Plan (or any successor stock incentive plan approved by the stockholders of the Company), as in effect and as amended from time to time.

III. ADMINISTRATION

The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time to time; provided, however, the Committee may not delegate its responsibilities under Sections 5.1, 5.2, 5.3, 6.1, 6.2, 6.3 or 7.1(a) below. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board nor the Committee, nor any member of the Board or the Committee, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted by law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

IV. PARTICIPATION

The Chief Executive Officer and each other employee of the Company who is at or above the level of Senior Vice President or who is considered a key employee and who the Committee selects for participation in the Plan, shall be eligible to receive Awards under the Plan.

V. ANNUAL INCENTIVE PROGRAM

5.1. Establishment of Performance Measures, Etc. Within the first ninety (90) days of each fiscal year of the Company, the Committee shall establish the terms and conditions for the payment of Annual Incentive Awards under the Plan, including, without limitation, (i) the eligible Participants under the Plan, (ii) the Performance Measure(s), including any Performance Measure Adjustments, and (iii) the formula for calculating the amount of such Awards (e.g., the specified level of the Performance Measure(s) and the percentage of each Participant’s Base Compensation that is payable at each such specified level). Performance Measures may differ from Participant to Participant and from Award to Award.

5.2. Determination of Annual Incentive Award. The Annual Incentive Award for each Participant shall be determined by applying the formula approved by the Committee pursuant to Section 5.1. The Committee may reduce, but not increase, the Annual Incentive Award payable to a Participant in the Committee’s sole discretion and to take into account any factors as the Committee deems appropriate, including the individual performance of a Participant. In no event shall the amount of the Annual Incentive Award payable to any Participant attributable to a fiscal year exceed $4,000,000 (such amount having been established to take into account increases in Base Compensation and inflation during the five-year term of the Plan as set forth in Section 1.3).

5.3. Certification of Achievement of Performance Measures. The Committee shall certify in writing the level of achievement of the Performance Measure(s) as soon as practicable after the end of the fiscal year for which the determination is being made and prior to the payment of any Annual Incentive Award.

5.4. Payment of Annual Incentive Award.

(a) As soon as practicable after the expiration of each fiscal year of the Company, but no later than March 15 of the calendar year after the fiscal year ends, Participants who remained actively employed until the last day of the fiscal year shall receive the Annual Incentive Award determined in accordance with this Article V, except as otherwise provided in this Section below.

(b) A Participant who is involuntarily terminated by the Company or an Affiliate without Cause on or after February 1st of the fiscal year or dies, becomes permanently disabled, or retires during the fiscal year shall be eligible for a prorated Annual Incentive Award for such fiscal year to be paid as soon as practicable after the expiration of the fiscal year but no later than March 15 of the calendar year after the fiscal year ends, provided that the performance goal(s) have been satisfied in accordance with this Article V. A Participant who is a U.S. employee will be considered to have retired if the Participant terminates employment after the earliest date upon which he or she is eligible for Social Security retirement benefits. A Participant who is located outside of the U.S. will be considered to have retired if the Participant terminates employment after the earliest date upon which he or she is eligible for the applicable government equivalent to U.S. Social Security retirement benefits.

(c) A Participant is not eligible for an Annual Incentive Award if he or she: (A) is involuntarily terminated by the Company for Cause prior to payment of the Annual Incentive Award; (B) is involuntarily terminated by the Company without Cause prior to February 1 of the fiscal year; or (C) voluntarily terminates employment (excluding death, retirement or permanent disability) at any time during the fiscal year.

(d) Notwithstanding the foregoing, in the event of a Change in Control during the fiscal year, a Participant who is involuntarily terminated by the Company without Cause during the fiscal year after the Change in Control shall be eligible during the fiscal year for a prorated Annual Incentive Award, provided that the performance goal(s) have been satisfied in accordance with this Article V. The Awards paid pursuant to this subsection (c) shall be paid promptly but not later than March 15 of the calendar year following the Change in Control.

VI. LONG-TERM INCENTIVE PROGRAM

6.1. Establishment of Performance Measures, Etc. Within the first ninety (90) days of the Long-Term Performance Period, the Committee shall establish the terms and conditions for the payment of Long-Term Incentive Awards under the Plan, including, without limitation, (i) the eligible Participants under the Plan, (ii) the Performance Measure(s), including any Performance Measure Adjustments, (iii) the duration of the Long-Term Performance Period, (iv) the formula for calculating the amount of such Awards (e.g., the specified level of the Performance Measure(s) and the percentage of each Participant’s Base Compensation that is payable at each such specified level), (v) if a Participant’s right to receive an Award following termination of a Participant’s employment with the Company or upon retirement, death or disability shall be other than as set forth in Section 6.4(b), and (vi) if the formula for calculating the amount of such Awards that may be payable in connection with a Change in Control shall be other than as set forth in Section 6.4(c). Performance Measures may differ from Participant to Participant and from Award to Award.

6.2. Determination of Long-Term Incentive Award. The Long-Term Incentive Award for each Participant shall be determined by applying the formula approved by the Committee pursuant to Section 6.1. The Committee may reduce, but not increase, the Long-Term Incentive Award payable to a Participant in the Committee’s sole discretion and to take into account any factors as the Committee deems appropriate, including the individual performance of a Participant. In no event shall the amount of the Long-Term Incentive Award payable to any Participant attributable to a Long-Term Performance Period exceed $8,000,000 (such amount having been established to take into account increases in Base Compensation and inflation during the five-year term of the Plan as set forth in Section 1.3).

6.3. Certification of Achievement of Performance Measures. The Committee shall certify in writing the level of achievement of the Performance Measure(s) as soon as practicable after the end of the Long-Term Performance Period for which the determination is being made and prior to the payment of any Long-Term Incentive Award.

6.4. Payment of Long-Term Incentive Award.

(a) By no later than March 15 of the calendar year following the end of each Long-Term Performance Period, Participants who remained actively employed until the last day of the Long-Term Performance Period shall receive the Long-Term Incentive Award determined in accordance with this Article VI, except as otherwise provided in this Section below.

(b) Upon a Participant’s involuntary termination of employment with the Company without Cause during the second half of a Long-Term Performance Period or upon retirement (as described in Section 5.4(b)), death or disability during a Long-Term Performance Period, such Participant shall be eligible for a prorated Long-Term Incentive Award for such Long-Term Performance Period unless otherwise specified by the Committee pursuant to Section 6.1(v) above, payable by no later than March 15 of the calendar year following the end of the Long-Term Performance Period, provided that the performance goal(s) have been satisfied in accordance with this Article VI.1

(c) A Participant is not eligible for a Long-Term Incentive Award if he or she: (A) is involuntarily terminated by the Company for Cause prior to payment of the Long-Term Incentive Award; (B) is involuntarily terminated by the Company without Cause during the first half of a Long-Term Performance Period; or (C) voluntarily terminates employment (excluding death, retirement or permanent disability) at any time during the Long-Term Performance Period.

(d) Notwithstanding the foregoing, in the event of a Change in Control during the Long-Term Performance Period, a Participant who is involuntarily terminated by the Company without Cause during the Long-Term Performance Period after the Change in Control shall be eligible during the Long-Term Performance Period for a prorated Long-Term Incentive Award, provided that the performance goal(s) have been satisfied unless otherwise specified by the Committee pursuant to Section 6.1(vi) above. The Awards paid pursuant to this subsection (c) shall be paid promptly but not later than March 15 of the calendar year following the Change in Control.

VII. GENERAL PROVISIONS

7.1. Amendment and Termination.

(a) The Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant to any Award which has been certified by the Committee pursuant to Section 5.3 or Section 6.3. To the extent necessary or advisable under applicable law, including Section 162(m) of the Code, Plan amendments shall be subject to stockholder approval. All determinations concerning the interpretation and application of this Section 7.1 shall be made by the Committee.

(b) In the case of Participants employed outside the United States, the Company or its Affiliates may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

7.2. Repayment. If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a Participant, the Participant shall return to the Company, or forfeit if not paid, any Annual Incentive Award or Long-Term Incentive Award arising out of the misconduct for or during such restated period.

7.3. Designation of Beneficiary. In the event a Participant dies while entitled to a payment under the Plan, such payments shall be made to the beneficiary(ies) designated by the Participant in writing to the Company or, in the absence of such written designation, to the Participant’s estate.

7.4. Rights Unsecured. The right of any Participant to receive an Award under the Plan shall constitute an unsecured claim against the general assets of the Company.

7.5. Withholding Taxes. The Company shall have the right to deduct from the payment of each Award any federal, state and local taxes required by such laws to be withheld with respect to any payment under the Plan.

[1]	Check with Legal Department prior to Committee action approving a pro rated award for a US taxpayer employed by a foreign Affiliate.

7.6. Miscellaneous.

(a) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or Affiliates.

(b) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any awards made under the Plan. No employee, Participant or other person shall have any claim against the Company or any of its subsidiaries or Affiliates as a result of any such action.

(c) Nonalienation of Benefits. Except as expressly provided herein, no Participant or his or her beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of the Company or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his or her beneficiaries, heirs, executors, administrators or successors in interest.

(d) Section 162(m) and Section 409A of the Code. To the extent that any Award under this Plan is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code or is subject to Section 409A of the Code, any provision, application or interpretation of the Plan that is inconsistent with such Sections shall be disregarded with respect to such Award, as applicable.

(e) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(f) Stock Subject to the Plan. Awards that are made in the form of stock, restricted stock, stock units or other forms of stock-based awards shall be made from the aggregate number of shares authorized to be issued under the terms of the Stock Plan.

(g) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New York, without reference to the principles of conflict of laws.

(h) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

7.7. Stockholder Approval. This Plan shall be conditioned on the receipt of approval of the Company’s stockholders at the annual meeting of the stockholders held in 2009. In the event that such approval is not obtained, this Plan and all awards under the Plan shall be null and void ab initio and of no force and effect.

Annex B

THE HAIN CELESTIAL GROUP, INC.

AMENDED AND RESTATED

2002 LONG TERM INCENTIVE AND STOCK AWARD PLAN

1. Purposes.

The purposes of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan are to advance the interests of The Hain Celestial Group, Inc. and its stockholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity.

(b) “Award” means any Option, SAR, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(g) “Committee” means the Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means The Hain Celestial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(j) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k) “Eligible Person” means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, (ii) a consultant to the Company or (iii) a Director.

(1) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

(m) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Granting Authority. If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value of Shares shall mean the closing price on the date of the grant (or, if the Shares were not traded on that day, the next preceding day that the Shares are traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n) “Granting Authority” means the Independent Members or the Committee that grants an Award as specified in Section 3, or each of them as required by the context.

(o) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Independent Members” means each Director, but no less than two, who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and each of whom is an “outside director” within the meaning of Section 162(m) of the Code; provided that the mere fact that the Independent Members shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Independent Members which Award is otherwise validly made under the Plan.

(q) “NQSO” means any Option that is not an ISO.

(r) “Option” means a right, granted under Section 5(b), to purchase Shares.

(s) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(t) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(u) “Performance Share” means a performance share granted under Section 5(f).

(v) “Performance Unit” means a performance unit granted under Section 5(f).

(w) “Plan” means this Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

(x) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(y) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(z) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(aa) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the Award or determined by the Committee.

(bb) “Shares” means common stock, $.01 par value per share, of the Company.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3. Administration.

(a) Granting Authority. The Independent Members shall have the authority to make grants of Awards under the Plan, provided that the Committee shall have authority to make grants of Awards under the Plan on a quarterly basis to Eligible Persons newly hired or retained since the most recent grants awarded by the Independent Members. Each Granting Authority shall have full and final authority to take the following actions with respect to the Awards granted by it, in each case subject to and consistent with the provisions of the Plan:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Granting Authority shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Granting Authority, or at the election of the Eligible Person;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Granting Authority may deem necessary or advisable for the administration of the Awards granted by it.

Subject to the foregoing authority expressly granted to the Independent Members with respect to Awards granted by them, the Committee shall have general authority and responsibility for the administration of the Plan, including the authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan.

(b) Manner of Exercise of Authority. Each Granting Authority shall have sole discretion in exercising its authority under the Plan. Any action of a Granting Authority with respect to grants made by it shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and stockholders. The express grant of any specific power to a Granting Authority, and the taking of any action by the Granting Authority, shall not be construed as limiting any power or authority of a Granting Authority. A Granting Authority may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Granting Authority shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Granting Authority may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c) Limitation of Liability. Each member of the Granting Authority shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Granting Authority, and no officer or employee of the Company acting on behalf of the Granting Authority, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Granting Authority and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d) Limitation on Committee’s Discretion. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (4)(C) of the Code, unless otherwise provided in an Award Agreement, there shall not be an increase in the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation.

4. Shares Subject to the Plan.

(a) Subject to adjustment as provided in Section 4(d) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 8,550,000. Each Share subject to an Award (other than an Option or SAR) shall count as 2.4 Shares for the purposes of the limit set forth in the preceding sentence. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b) Notwithstanding anything to the contrary: (i) shares tendered in payment of the exercise price of an Option shall not be added to the maximum share limitations described in Section 4(a) above; (ii) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described in Section 4(a) above; and (iii) all shares covered by a SAR, to the extent that it is exercised and whether or not the Shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

(c) Subject to adjustment as provided in Section 4(d) hereof and notwithstanding anything to the contrary contained herein, the maximum number of Shares (i) with respect to which Options or SARs may be granted during a calendar year to any Eligible Person under this Plan shall be 1,000,000 Shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be the equivalent of 800,000 Shares during a calendar year to any Eligible Person under this Plan.

(d) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, unless otherwise provided in an Award Agreement, there shall be no increase in the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(e) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Granting Authority may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Granting Authority shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

(b) Options. The Granting Authority is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall not be less than the Fair Market Value of the Shares on the date such Option is granted

(ii) Option Term. The term of each Option shall be a maximum of seven (7) years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Granting Authority shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Granting Authority), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or stockholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c) SARs. The Granting Authority is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise (or, if the Granting Authority shall so determine in the case of any such right, the Fair Market Value of one Share at any time during a specified period before or after the date of exercise) over (2) the exercise price per Share of the SAR on the date of grant of the SAR, which shall not be less than Fair Market Value (which in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) SAR Term. The term of each SAR shall be a maximum of seven (7) years from the date of grant of the SAR.

(iii) Other Terms. The Granting Authority shall determine, at the time of grant or thereafter, the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Granting Authority determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d) Restricted Shares. The Granting Authority is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Granting Authority may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Granting Authority), in such installments, or otherwise, as the Granting Authority may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Granting Authority shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Granting Authority must certify in writing prior to the lapse of restrictions conditioned on achievement of performance criteria that such performance criteria were in fact satisfied.

(ii) Forfeiture. Except as otherwise determined by the Granting Authority, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Granting Authority may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Granting Authority shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Granting Authority, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e) Restricted Share Units. The Granting Authority is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Granting Authority (or, if permitted by the Granting Authority, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Granting Authority may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Granting Authority), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Granting Authority may determine. If the lapse of restrictions is conditioned on the achievement of performance criteria, the Granting Authority shall select the criterion or criteria from the list of criteria set forth in Section 5(f)(i). The Granting Authority must certify in writing prior to the lapse of restrictions conditioned on the achievement of performance criteria that such performance criteria were in fact satisfied.

(ii) Forfeiture. Except as otherwise determined by the Granting Authority at date of grant or thereafter, upon termination of service (as determined under criteria established by the Granting Authority) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Granting Authority may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

(f) Performance Shares and Performance Units. The Granting Authority is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Granting Authority shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon one or more of the following performance criteria as the Granting Authority may deem appropriate: share price; earnings per share; return to shareholders (including dividends); return on equity; revenues; sales; sales by category, brand, territory or geography; unit growth; customer growth (including new customers and increased sales to existing customers); EBITDA or EBIT; operating income or operating profit; net income; gross margin; operating margin; return on capital or return on invested capital; economic value added; economic profit; cash flows; cash flow from operations; market share; inventory levels; inventory days outstanding; consumption; size of line in total or by category or type; consumer and strategic investments; advertising, brand and product innovation; research and development; costs; managing commodity costs; capital expenditures; working capital; net fixed assets; accounts receivable; days sales outstanding; period overhead; expenses; productivity; market capitalization; customer satisfaction; pro forma net income; return on equity; return on designated assets; expenses; free cash flow; cash flow return on investment; net profit margin; cash conversion cycle; and service levels. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Granting Authority shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Granting Authority, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met. The Granting Authority must certify in writing that the applicable performance criteria were satisfied prior to payment under any Performance Shares or Performance Units.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Granting Authority which the Granting Authority expects to have a substantial effect on a performance objective during such period, the Granting Authority may revise such objective; provided, however, unless otherwise provided in an Award Agreement, there shall not be an increase in the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv) Forfeiture. Except as otherwise determined by the Granting Authority, at the date of grant or thereafter, upon termination of service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Granting Authority may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Granting Authority may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Granting Authority shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. The Granting Authority must certify in writing prior to the payment of any Performance Share or Performance Unit that the performance objectives and any other material terms were in fact satisfied.

(g) Dividend Equivalents. The Granting Authority is authorized to grant Dividend Equivalents to Eligible Persons. The Granting Authority may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Granting Authority may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

(h) Other Share-Based Awards. The Granting Authority is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Granting Authority to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Granting Authority, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Granting Authority shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Granting Authority shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, and Tandem. Awards granted under the Plan may, in the discretion of the Granting Authority, be granted to Eligible Persons either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate.

(b) Substitute Awards in Transactions. Nothing contained in the Plan shall be construed to limit the right of the Granting Authority to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Granting Authority may grant Awards under the Plan to an employee or director of another corporation or other entity who becomes an Eligible Person by reason of any such transaction in substitution for awards previously granted by such corporation or entity to such employee or director. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Granting Authority deems necessary for such purpose.

(c) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Granting Authority; provided, however, that in no event shall the term of any Option or a SAR exceed a period of seven years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(d) Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4(d) hereof, without the prior approval of the Company’s stockholders, neither the Granting Authority nor the Board shall cause the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of an Option previously granted under the Plan, or otherwise approve any modification to an Option that would be treated as a “repricing” of such Option under any then applicable rules, regulations or listing requirements.

(e) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Granting Authority shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Granting Authority may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, subject to applicable law.

(f) Nontransferability. Awards shall not be transferable by an Eligible Person except (i) by will or the laws of descent and distribution (except pursuant to a Beneficiary designation) or (ii) with respect to NQSOs, by gift to a family member of the Participant to the extent permitted in the applicable Award Agreement and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative unless it has been transferred by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(g) Repayment. If the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of a Participant, the Participant shall return to the Company, or forfeit if not paid, any Award arising out of the misconduct for or during such restated period.

(h) Noncompetition. The Granting Authority may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7. General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving any employee, consultant, or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as may be required to comply with Section 409A of the Code, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Eligible Person or the permitted transferee of the Award.

(e) No Rights to Awards; No Stockholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan shall become effective as of December 1, 2005 (the “Effective Date”). Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval of the stockholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

(l) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(m) Section 409A. It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award Agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code.

THE HAIN CELESTIAL GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”). The undersigned hereby appoints Irwin D. Simon and Ira J. Lamel, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of the Company on November 19, 2009 at 11:00 a.m., Eastern Time at the Amphitheater at 58 South Service Road, Melville, New York 11747, and any postponements or adjournments thereof (including any vote to postpone or adjourn the Annual Meeting of Stockholders), upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted “FOR” items 1, 2, 3, 4 and 5 below, each of said items being more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which are hereby acknowledged.

The Board of Directors Recommends You Vote “FOR” items 1, 2, 3, 4 and 5 below.

1.	Election of Directors

FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY ☐ to vote for all nominees listed below

(Instructions: to withhold authority to vote for an individual nominee, strike a line through the nominee’s name listed below.)

Irwin D. Simon, Barry J. Alperin, Richard C. Berke, Beth L. Bronner, Jack Futterman, Daniel R. Glickman, Marina Hahn, Roger Meltzer, Lewis D. Schiliro and Lawrence S. Zilavy

2.	To approve an Executive Incentive Plan intended to comply with Section 162(m) of the Internal Revenue Code

For ☐	Against ☐	Abstain ☐

3.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2009, as set forth in the summary compensation table

For ☐	Against ☐	Abstain ☐

4.	To approve the amendment of the Amended and Restated 2002 Long Term Incentive and Stock Award Plan.

For ☐	Against ☐	Abstain ☐

5.	To ratify the appointment of Ernst & Young LLP, to act as registered independent accountants of the Company for the fiscal year ending June 30, 2010.

For ☐	Against ☐	Abstain ☐

(Proxy card)

In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting of Stockholders.

Please Complete All Information Below

Signature:

Signature:

Dated: , 2009
Please sign exactly as names appear hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign.

(Proxy card)